CREDIT AGREEMENT
dated as of December 23, 2015
among
PIONEER FINANCIAL SERVICES, INC.,
PIONEER FUNDING, INC.,
PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., and
PIONEER MILITARY INSURANCE COMPANY,
jointly and severally
as the Company
and
THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,
and
THE PRIVATEBANK AND TRUST COMPANY,
as Administrative Agent
and
THE PRIVATEBANK AND TRUST COMPANY,
as sole Arranger and Bookrunner
and
THE PRIVATEBANK AND TRUST COMPANY,
as Syndication Agent

TABLE OF CONTENTS
Section 1.DEFINITIONS    1
1.1.Definitions    1
1.2.Other Interpretive Provisions    25
Section 2.COMMITMENTS OF THE LENDERS; BORROWING, AND CONVERSION    27
2.1.Commitments    27
2.1.1.Revolving Commitment    27
2.2.Loan Procedures    27
2.2.1.Various Types of Loans    27
2.2.2.Borrowing Procedures    28
2.2.3.Conversion and Continuation Procedures    28
2.2.4.Swing Line Facility    29
2.3.Commitments Several    31
2.4.Certain Conditions    31
2.5.Defaulting Lenders    31
Section 3.EVIDENCING OF LOANS    33
3.1.Notes    33
3.2.Recordkeeping    33
Section 4.INTEREST    33
4.1.Interest Rates    33
4.2.Interest Payment Dates    33
4.3.Setting and Notice of LIBOR Rates    34
4.4.Computation of Interest    34
Section 5.FEES    34
5.1.Non-Use Fee    34

1

5.2.Administrative Agent’s Fees    34
Section 6.INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS    34
6.1.Increase in Revolving Commitment    34
6.1.1.Request for Increase    34
6.1.2.Notice by the Administrative Agent    35
6.1.3.Lender Elections to Increase    35
6.1.4.New Lenders    35
6.1.5.Effective Date and Allocations    35
6.1.6.Conditions to Effectiveness of Increase    35
6.1.7.Conflicting Provisions    36
6.1.8.Incremental Revolving Facility    36
6.2.Reduction or Termination of the Revolving Commitment    37
6.2.1.Voluntary Reduction or Termination of the Revolving Commitment    37
6.2.2.All Reductions of the Revolving Commitment    37
6.3.Prepayments    37
6.3.1.Voluntary Prepayments    37
6.3.2.Mandatory Prepayments    38
6.4.Manner of Prepayments    39
6.4.1.Voluntary Partial Prepayments    39
6.4.2.LIBOR Loans    39
6.4.3.Application    39
6.5.Repayments    39
Section 7.MAKING AND PRORATION OF PAYMENTS; TAXES    39
7.1.Making of Payments    39
7.2.Application of Certain Payments    39

7.3.Due Date Extension    39
7.4.Proration of Payments    39
7.5.Setoff    40
7.6.Taxes    40
Section 8.INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS    44
8.1.Increased Costs    44
8.2.Basis for Determining Interest Rate Inadequate or Unfair    45
8.3.Changes in Law Rendering LIBOR Loans Unlawful    45
8.4.Funding Losses    45
8.5.Right of Lenders to Fund through Other Offices    46
8.6.Discretion of Lenders as to Manner of Funding    46
8.7.Mitigation of Circumstances; Replacement of Lenders    46
8.8.Conclusiveness of Statements; Survival of Provisions    47
Section 9.REPRESENTATIONS AND WARRANTIES    47
9.1.Organization; Locations of Executive Office; FEIN    47
9.2.Authorization; No Conflict    47
9.3.Validity and Binding Nature    48
9.4.Financial Condition    48
9.5.No Material Adverse Change    48
9.6.Litigation and Contingent Liabilities    48
9.7.Ownership of Properties; Liens    48
9.8.Equity Ownership; Subsidiaries    48
9.9.ERISA Compliance    49
9.10.Investment Company Act    50
9.11.Regulation U    50
9.12.Taxes    50

9.13.Solvency, etc.    50
9.14.Environmental Matters    51
9.15.Insurance    51
9.16.Real Property    51
9.17.Information    52
9.18.Intellectual Property    52
9.19.Burdensome Obligations    52
9.20.Labor Matters    52
9.21.No Default    52
9.22.Compliance with Laws    52
9.25.Anti-Terrorism Laws    53
9.26.FIS Settlement    53
9.27.Disaster Recovery Systems    54
9.28.Remediation Plans    54
Section 10.AFFIRMATIVE COVENANTS    54
10.1.Reports, Certificates and Other Information    54
10.1.1.Annual Report    54
10.1.2.Interim Reports    55
10.1.3.Compliance Certificates    55
10.1.4.Updated Schedules to Guaranty and Collateral Agreement    55
10.1.5.Notice of Default, Litigation and ERISA Matters    55
10.1.6.Management Reports    56

.1.7.	Borrowing Base Certificates 56
10.1.8.Roll-Forward Schedule    57
10.1.9.Portfolio Detail Reports    57
10.1.10.Projections    57

10.1.11.Notice of Claims under the Acquisition Documents    57
10.1.13.Investment Note Debt Notices    57
10.1.14.Regulatory Matters    57
10.1.15.Other Information    58
10.1.16.Changes to Organizational Information    58
10.1.17.SEC Filings    58
10.2.Books, Records and Inspections    58
10.3.Maintenance of Property; Insurance    59
10.4.Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities    60
10.5.Maintenance of Existence, etc.    61
10.6.Use of Proceeds    61
10.7.Employee Benefit Plans    61
10.8.Environmental Matters    62
10.9.Further Assurances    62
10.10.Deposit Accounts    62
10.11.Tracing of Proceeds of Loans    62
10.13.Purchasing Guidelines and Credit Policy    63
Section 11.NEGATIVE COVENANTS    63
11.1.Debt    63
11.2.Liens    64
11.3.Restricted Payments    66
11.4.Mergers, Consolidations, Sales    67
11.5.Modification of Organizational Documents    67
11.6.Modification of Subordinated Debt Documents; Investment Note Documents    67
11.7.Transactions with Affiliates    67
11.8.Inconsistent Agreements    68

11.9.Business Activities; Issuance of Equity    68
11.10.Investments    68
11.11.Fiscal Year; Tax Status    69
11.12.Restrictions on Amendments to Certain Documents    69
11.13.Financial Covenants    69
11.13.1.Maximum Leverage    69
11.13.2.Minimum Loss Reserve    70
11.13.3.Cash Collections    70
11.13.4.Minimum Fixed Charge Coverage Ratio    70
11.14.Restrictions on Subsidiaries    70
11.15.Assets as Plan Assets    70
11.16.Consumer Lending Platform    70
11.17.Lending License Bonds    71
Section 12.EFFECTIVENESS; CONDITIONS OF LENDING, ETC.    71
12.1.Initial Credit Extension    71
12.1.1.Debt to be Repaid    71
12.1.2.No Material Adverse Change    71
12.1.3.Financial Statements    71
12.1.4.Deliverables    71
12.2.Conditions    74
12.3.Confirmatory Certificate    74
Section 13.EVENTS OF DEFAULT AND THEIR EFFECT    74
13.1.Events of Default    74

.1.	Non-Payment of the Loans, etc. 74
13.1.2.Non-Payment of Other Debt    74
13.1.3.Other Material Obligations    75

13.1.4.Bankruptcy, Insolvency, etc.    75
13.1.5.Non-Compliance with Loan Documents    75
13.1.6.Representations; Warranties    75
13.1.7.Pension Plans    76
13.1.8.Judgments    76
13.1.9.Invalidity of Collateral Documents, etc.    76
13.1.10.Guaranty    76
13.1.11.Change of Control    76
13.1.14.Change in Law    77
13.1.15.MOU    77
13.1.16.Affiliate Agreement    77
13.1.17.Material Adverse Effect    77
13.1.18.Fiserv Collateral Assignment    77
13.2.Effect of Event of Default    77
13.3.Joint and Several    78
13.4.Setoff    79
13.5.Sharing of Payments    79
13.6.Credit Bidding    80
Section 14.THE AGENT    80
14.1.Appointment and Authorization    80
14.2.Delegation of Duties    81

.3.	Exculpation of Administrative Agent 81
14.4.Reliance by Administrative Agent    81
14.5.Notice of Default    81
14.6.Credit Decision    82
14.7.Indemnification    82

14.8.Administrative Agent in Individual Capacity    83
14.9.Successor Administrative Agent    83
14.10.Administrative Agent May File Proofs of Claim    83
14.11.Other Agents; Arrangers and Managers    84
14.12.Collateral Matters    84

.13.	Restrictions on Actions by Lenders 85
14.14.Materials    85
Section 15.GENERAL    85
15.1.Waiver; Amendments    85

.	Confirmations 86
15.3.Notices    86
15.4.Computations    86
15.5.Costs, Expenses and Taxes    87
15.6.Assignments; Participations    87
15.6.1.Assignments    87
15.6.2.Participations    88
15.7.Register    89
15.8.GOVERNING LAW    89
15.9.Confidentiality    90
15.10.Severability    90
15.11.Nature of Remedies    90
15.12.Entire Agreement    91
15.13.Counterparts    91
15.14.Successors and Assigns    91
15.15.Captions    91
15.16.Customer Identification - USA Patriot Act Notice    91

15.17.INDEMNIFICATION BY THE COMPANY    91
15.18.Nonliability of Lenders    92
15.19.FORUM SELECTION AND CONSENT TO JURISDICTION    93
15.20.WAIVER OF JURY TRIAL    93
15.21.STATUTORY NOTICE - ORAL COMMITMENTS    94
15.22.NOTICE - INSURANCE    94

ANNEXES

ANNEX A    Lenders and Pro Rata Shares
ANNEX B    Addresses for Notices

SCHEDULES

SCHEDULE 1.1B    Fiscal Periods
SCHEDULE 9.1    Formation Information
SCHEDULE 9.6    Litigation and Contingent Liabilities
SCHEDULE 9.8     Equity Ownership; Subsidiaries
SCHEDULE 9.15    Insurance
SCHEDULE 9.16    Real Property
SCHEDULE 9.20    Labor Matters
SCHEDULE 11.1    Existing Debt
SCHEDULE 11.2    Existing Lien
SCHEDULE 11.10    Investments

SCHEDULE 11.17    Lending License Bonds
SCHEDULE 12.1    Debt to be Repaid

EXHIBITS

EXHIBIT A    Form of Note (Section 3.1)
EXHIBIT B    Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C    Form of Assignment Agreement (Section 15.6.1)

EXHIBIT D    Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT E    Form of Notice of Conversion/Continuation (Section 2.2.3)
EXHIBIT F    Documents and Requirements List (Section 12.1.4(t))
EXHIBIT G    Form of Borrowing Base Certificate (Section 10.1.7)

EXHIBIT H-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) (Section 7.6(b))

EXHIBIT H-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) (Section 7.6(b))

EXHIBIT H-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) (Section 7.6(b))

EXHIBIT H-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) (Section 7.6(b))

EXHIBIT I	Form of Investment Note (Section 1.1)
EXHIBIT J            Form of Intercompany Note

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of December 23, 2015 (this “Agreement”), and is entered into among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally (individually and collectively, as the “Company”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”) and The PrivateBank and Trust Company (in its individual capacity, “PrivateBank”), as administrative agent for the Lenders, and The PrivateBank and Trust Company as syndication agent.
The Lenders have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth herein.
In consideration of the mutual agreements herein contained, the parties hereto agree as follows:
Section 1.DEFINITIONS.
1.1.    Definitions. When used herein the following terms shall have the following meanings:
2009 Indenture -- means that certain Second Amended and Restated Indenture dated as of December 29, 2009 between Pioneer and U.S. Bank National Association, as trustee, as amended, restated, supplemented, or otherwise modified from time to time.
2015 Offering Memorandum -- means that certain Confidential Offering Memorandum dated November 5, 2015 from Pioneer.
Acquisition -- means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
Acquisition Documents -- in the case of any Acquisition permitted hereunder, including, without limitation, the documents to which the Company or any other Loan Party is a party and under which such Acquisition permitted hereunder is consummated.
Administrative Agent -- means The PrivateBank and Trust Company, in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.
Affected Loan -- see Section 8.3.
Affiliate -- of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party. Neither Alfa Mutual Insurance Company nor Alfa Mutual Fire Insurance Company shall be an “Affiliate” for purposes of Sections 9.25 and 10.4.
Affiliate Fee Sharing Agreement -- means that certain Affiliate Fee Sharing Agreement effective as of September 29, 2014 among Pioneer Services, a division of MidCountry Bank, Pioneer and Heights, as amended, restated, supplemented, or otherwise modified from time to time.
Agent Fee Letter -- means the Fee letter dated as of the date hereof among the Company and the Administrative Agent and any other fee letter entered into between or among the Company and the Administrative Agent from time to time.
Agreement -- see the Preamble.
Anti-Terrorism Laws -- see Section 9.25.
Anti-Terrorism Order -- see Section 9.25.
Applicable Margin -- means, for any day, the rate per annum set forth below, it being understood that the Applicable Margin for (i) LIBOR Loans that are Revolving Loans shall be the percentage set forth under the column “LIBOR Margin Revolving Loans”, (ii) Base Rate Loans that are Revolving Loans shall be the percentage set forth under the column “Base Rate Margin Revolving Loans”, and (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate”:

LIBOR Margin Revolving Loan	Base Rate Margin Revolving Loan	Non-Use Fee Rate
4.25%	3.25%	0.50%

Approved Fund -- means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
Asset Disposition -- means the sale, lease, assignment or other transfer for value (each a “Disposition”) by any Loan Party to any Person (other than a Loan Party) of any Collateral other than the sale or lease of inventory in the ordinary course of business.
Assignee -- see Section 15.6.1.
Assignment Agreement -- see Section 15.6.1.
Attorney Costs -- means, with respect to any Person, all reasonable, documented, out-of-pocket fees and charges of external counsel to such Person, and all court costs and similar legal expenses.
Bank Product Agreements -- means those certain cash management service agreements entered into from time to time between any Loan Party and the Administrative Agent, any Lender or any of their Affiliates in connection with any of the Bank Products.
Bank Product Obligations -- means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to the Administrative Agent, any Lender or any

of their Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender, or their respective Affiliates as a result of the Administrative Agent or such Lenders, or their respective Affiliates purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.
Bank Products -- means any service provided to, facility extended to, or transaction entered into with, any Loan Party by the Administrative Agent, any Lender or any of their Affiliates consisting of: (a) deposit accounts, (b) cash management services, including, controlled disbursement accounts or services, lockbox, electronic funds transfers (including, book transfers, federal wire transfers, ACH transfers), online reporting and other services relating to accounts maintained with any Lender or its Affiliates, (c) purchase cards, debit cards and credit cards and credit card processing services, (d) Hedging Agreements or (e) so long as prior written notice thereof is provided by a Lender (or its Affiliates) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, any Loan Party by a Lender or its Affiliates.
Base Rate -- means at any time the greater of (a) the Federal Funds Rate plus 0.5%, or (b) the Prime Rate; provided, that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
Base Rate Loan -- means any Loan which bears interest at or by reference to the Base Rate.
Base Rate Margin -- means the Base Rate Margin Revolving Loans.
Base Rate Margin Revolving Loans -- see the definition of Applicable Margin.
Borrowing Agent -- see Section 1.2(i).
Borrowing Base -- means, as of any date of determination, an amount equal to the total of:
(a)    the applicable LLR Advance Rate then in effect multiplied by the unpaid amount of all Eligible Finance Receivables as of that date of determination; minus
(b)    such reserves against the aggregate amount of Eligible Finance Receivables as determined by the Administrative Agent or the Required Lenders in their commercially reasonable discretion.
Borrowing Base Certificate -- means a certificate substantially in the form of Exhibit G.
BSA -- see Section 10.4.
Business Day -- means any day on which The PrivateBank and Trust Company is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.
Capital Expenditures -- means all expenditures which, in accordance with GAAP, would be required to be capitalized (including expenditures in respect of Capital Leases) and shown on the consolidated balance sheet of the Company or the consolidated balance sheet of Holdings, the Company and their Subsidiaries, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) expenditures financed with cash proceeds from capital contributions or the issuances of Capital Securities not required, pursuant to this Agreement, to prepay the Obligations, (c) expenditures made to fund the purchase price of any Acquisition permitted hereunder, and (d) expenditures financed with cash proceeds of indemnity payments or third party reimbursements received by the Company.
Capital Lease -- means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
Capitalized Rentals -- of any Person means as of the date of any determination thereof, the amount at which the aggregate present value of future rentals due and to become due under all Capital Leases under which such Person is a lessee would be reflected as a liability on a consolidated or combined balance sheet of such Person in accordance with GAAP.
Capital Securities -- means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.
Cash Collection Percentage -- see Section 11.13.3.
Cash Equivalent Investment -- means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or any of its Affiliates) rated at least A‑l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P‑l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction, that, in each case, is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender or any of its Affiliates (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, (f) investments listed on Schedule 11.10 and similar investments (other than foreign government bonds), (g) investments in money market funds managed by or sponsored by Administrative Agent or any of its Affiliates, and (h) other short term liquid investments approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld).
Certifying Officer -- means, with respect to any Company, including, without limitation, the Borrowing Agent, either of the chief executive officer or the chief financial officer of such Company, including, without limitation, the Borrowing Agent.

CFTC -- means the Commodity Futures Trading Commission or any successor governmental authority thereto.
Change of Control -- means the occurrence of any of the following events:
(i)    both Laura Stack and Timothy L. Stanley shall fail to continue to be employed by each of the Companies and active in the business affairs of each Company in the same capacities as they are employed on the Closing Date (or thereafter in capacities with greater responsibilities), provided, however, if the Required Lenders approve in writing any individual as a substitute for either of the foregoing individuals with the same capacity at the Companies then any such substitute person shall be deemed to replace the applicable forgoing individual;
(ii)    Holdings ceases to own and control 100% of the Capital Securities of Pioneer;
(iii)    Holdings ceases to own and control 100% of the Capital Securities of MidCountry Bank;
(iv)    Holdings ceases to own and control, directly or indirectly, 100% of the Capital Securities of the Company;
(v)    the merger or consolidation of any Loan Party with or into another Person, except another Loan Party;
(vi)    the merger or consolidation of Holdings with or into another Person; or
(vii)    during any period of twenty four (24) consecutive months, the majority of the board of directors of each of Holdings and Pioneer fails to consist of Continuing Directors.
Change in Law -- means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Closing Date -- see Section 12.1.4.
Code -- means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
Collateral -- is defined in the Guaranty and Collateral Agreement.

Collateral Access Agreement -- means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Collateral or other property owned by any Loan Party, acknowledges the Liens of the Administrative Agent and waives or subordinates any Liens held by such Person on such property and contains such other terms as may be reasonably required by Administrative Agent, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.
Collateral Documents -- means, collectively, the Guaranty and Collateral Agreement, each Mortgage (if any), each Collateral Access Agreement, each Guaranty, each pledge agreement, each security agreement, each control agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants or purports to grant collateral or a Lien on any asset or property of any kind to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.
Commitment -- means, as to any Lender, such Lender’s commitment to make Loans under this Agreement. The initial amount of each Lender’s commitment to make Loans is set forth on Annex A.
Commodity Exchange Act -- means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
Company -- see the Preamble.
Compliance Certificate -- means a Compliance Certificate in substantially the form of Exhibit B.
Computation Period -- means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
Consolidated Net Income -- means, with respect to the Companies, on a consolidated basis, and excluding for the avoidance of doubt any Person who is not a Company, the net income (or loss) of the Company, excluding any extraordinary gains or losses (as defined under GAAP) and any gains or losses from discontinued operations.
Consumer Lending Platform -- means any consumer loan origination software system or core processing system, its successor systems and any service package relating thereto used in connection with the origination of Customer Notes. As of the Closing Date, the DecisionLender 4 Application licensed from Teledata Communications, Inc., the consumer lending platform licensed from Fiserv Solutions, LLC, and the Oracle Daybreak consumer loan origination software system constitute Consumer Lending Platforms.
Contingent Liability -- means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, fi larger) of the indebtedness, obligation or other liability guaranteed or supported thereby or, if not a fixed and determinable amount, the maximum amount so supported or guaranteed.
Continuing Directors -- means a member of the board of directors of Holdings or Pioneer, respectively, who either (i) was a member of Holding’s or Pioneer’s respective board of directors on the date hereof and has been such continuously thereafter or (ii) became a member of such board of directors after the date hereof and whose election or nomination for election was approved by a vote of the majority of the Continuing Directors then members of Holding’s or Pioneer’s board of directors, respectively.
Contractual Payment -- means, with respect to a Finance Receivable, a payment due and payable as of a specified or determinable date under the terms thereof.
Controlled Group -- means, in connection with Holdings, the Company, or any of their Subsidiaries, a group consisting of Holdings, the Company, or any of their Subsidiaries and all other persons, trades or businesses (whether or not incorporated) under common control, or treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
Credit Bid -- is defined in Section 13.6.
Customer Note -- means any Debt Instrument now or at any time hereafter payable, assigned to, transferred to or held by any Company, except Debt Instruments payable to Pioneer by another Company or Affiliate of any Company, whether originated by MidCountry Bank or another lender and purchased by any Company or originated by any Company, including, without limitation, such Debt Instruments evidencing direct cash loans, purchased retail loans and real estate and home improvement loans.
Debt -- of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes (but excluding the Subordinated Debt until such time as the amount thereunder becomes a liquidated amount) or similar instruments, (c) all obligations of such Person as lessee under Capital Leases including, without duplication, Capitalized Rentals, which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured as the lesser of the amount of any such indebtedness or the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (g) all net payments that such Person would have to make in the event of an early termination, on the date Debt of such

Person is being determined, in respect of all Hedging Agreements of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof), (j) any Capital Securities or other equity instrument, whether or not mandatory redeemable, that under GAAP is or should be characterized as debt and not equity, whether pursuant to financial accounting standards board issuance No. 150 or otherwise, and (k) all non-compete payment obligations, earn-outs and similar obligations; provided that Debt shall not include (A) trade accounts payable in the ordinary course of business, and (B) deferred compensation arrangements entered into in the ordinary course of business in consideration for actual services rendered.
Debt Instrument -- means any Instrument, promissory note or other instrument of any kind evidencing an obligation to pay money, including, without limitation, negotiable Instruments under the UCC and transferable or other electronic records under the Uniform Electronic Transactions Act, the Illinois Electronic Commerce Security Act, 5 ILCS 175/1-101 et seq., or the Electronic Signatures in Global and National Commerce Act and any nonnegotiable instruments.
Debt to be Repaid -- means Debt listed on Schedule 12.1.
Debtor Relief Laws -- means the bankruptcy code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
Defaulting Lender -- means, subject to Section 2.5.4, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.5.4) upon delivery of written notice of such determination to the Company, the Swing Line Lender and each Lender.
Delinquent Finance Receivable -- means a Finance Receivable for which 95% of a Contractual Payment due and payable thereunder has not been received for 60 consecutive days.
DOL -- means the United States Department of Labor and any Person succeeding to the functions thereof.
Dollar and the sign “$” -- mean lawful money of the United States of America.
EBITDA -- means, for any period, Consolidated Net Income plus, to the extent deducted in determining such Consolidated Net Income, without duplication, (i) Interest Expense, (ii) federal, state and local income taxes accrued or paid, plus (iii) depreciation and amortization, and plus (iv) all fees and expenses paid in cash on or before January 31, 2016, incurred in connection with the consummation of the transactions contemplated by the Loan Documents to the extent such fees and expenses do not exceed $1,000,000 in the aggregate.
E-System -- means any electronic system approved by the Administrative Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.
Eligible Assignee -- means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless a Default or Event of Default has occurred and is continuing, Borrowing Agent (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, Eligible Assignee shall not include Holdings, the Company, any Guarantor, any Loan Party, or any of their respective Affiliates or Subsidiaries.
Eligible Finance Receivable -- means a Finance Receivable which meets each of the following requirements:
(a)    the Finance Receivable has resulted from a Customer Note payable, assigned to, transferred to or held by any Company;
(b)    there are no conditions which must be satisfied before the Company is entitled to receive payment of such Finance Receivable;
(c)    the Maker of such Finance Receivable has not claimed in writing any defense to payment of such Finance Receivable, whether well founded or otherwise;
(d)    the Finance Receivable is not the obligation of a Maker who has asserted in writing any counterclaims or offsets against the Company (except credit balances or offsets deducted from the balance thereof as provided in clause (e) below);
(e)    the balance of such Finance Receivable, for purposes of determining the Borrowing Base, excludes (i) any credit balances in favor of the Maker of such Finance Receivable, (ii) any unearned premiums or fees, and (iii) the amount of any premiums, fees, or finance or service charges payable by such Maker which any Person other than the Company is entitled;
(f)    the Company is not prohibited by the Laws of the state where the Maker of such Finance Receivable is located from bringing an action in the courts of such state to enforce such Maker’s obligation to pay such Finance Receivable, and the Company has taken all appropriate actions to ensure access to the courts of such state, including, where necessary, the filing of a “Notice of Business Activities Report” or other similar filing with the applicable state agency or the qualification by the Company as a foreign corporation authorized to transact business in such state;
(g)    such Finance Receivable is owned by the Company free of any title defects or any Liens or interests of others except the first priority perfected Liens in favor of the Administrative Agent;
(h)    the Maker of such Finance Receivable is not any of the following:
(I)    an employee, Affiliate, parent or subsidiary of the Company, or an entity which has common officers or directors with the Company.
(II)    the U.S. government or any agency or department of the U.S. government unless the Administrative Agent agrees in writing to accept the obligation, the Company complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the obligation, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against the Company; or
(III)    any person or entity located in a foreign country, other than military personnel or governmental employees on temporary assignment;
(i)    the Finance Receivable is not in “default”. A Finance Receivable will be considered in “default” if any of the following occur:
(A)    such Finance Receivable is a Delinquent Finance Receivable;
(B)    the Maker of such Finance Receivable makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or
(C)    any petition is filed by or against such Maker obligated upon the account under any Debtor Relief Law;
(j)    such Finance Receivable is not the obligation of a Maker who is in default (as defined above) on any other Finance Receivable upon which such Maker is obligated;
(k)    such Finance Receivable is not a Finance Receivable with respect to which any of the covenants and agreements contained in any of the Loan Documents or any of the representations and warranties contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached;
(l)    such Finance Receivable is not a Finance Receivable for which payment has been received but not applied to such Finance Receivable; provided, however, that only portion of the Finance Receivable for which payment has been received but not yet applied shall be ineligible, and the remaining portion of the Finance Receivable that otherwise satisfies the criteria set forth herein will be deemed an Eligible Finance Receivable; and

(m)    such Finance Receivable is otherwise acceptable to the Administrative Agent in its commonly reasonable discretion.
A Finance Receivable which is at any time an Eligible Finance Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Finance Receivable. Further, with respect to any Finance Receivable, if the Administrative Agent at any time hereafter determines in its reasonable discretion that the prospect of payment or performance by the Finance Receivable Debtor with respect thereto is materially impaired for any reason whatsoever, such Finance Receivable shall cease to be an Eligible Finance Receivable after five (5) days’ notice of such determination is given to the Company.
Environmental Claims -- means all claims however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.
Environmental Laws -- means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, licenses, requests, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or worker health or safety, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.
eOriginal Agreement – means that certain Software License and Hosting Services Agreement Licensee Specific Information Sheet dated as of September 30, 2015, by and between Pioneer and eOriginal, Inc., a Delaware corporation, the Software License and Hosting Services Agreement Terms and Conditions attached thereto, each task order associated therewith from time to time, and each other document, side letter, schedule and agreement delivered in connection with any of the foregoing from time to time.
ERISA -- means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
ERISA Affiliate – means, with respect to the Company, any other Person, trade or business (whether or not incorporated) that is under common control with the Company under Section 414 of the Code or Section 4001 of ERISA, or that, together with the Company, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
Event of Default -- means any of the events described in Section 13.1.
Event of Loss -- means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.
Excess Availability -- means, at any time, the amount of Revolving Loan Availability minus (i) the amount of Revolving Outstandings and (ii) the aggregate outstanding principal balance of the Swing Line Loans.

Excluded Hedging Obligation -- means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Hedging Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Future Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any valid “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Hedging Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal. Notwithstanding anything herein to the contrary and for the avoidance of doubt, any guaranty of the Obligations and any grant of a Lien on and security interest in Collateral to secure the Obligations, to the extent provided or granted by any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined after giving effect to Section 15.23), shall in no event guaranty or secure any Excluded Hedging Obligations of such Guarantor.
Excluded Taxes -- means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 8.7(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 7.6(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
Expense Sharing Agreement -- means that certain Expense Sharing Agreement effective as of July 23, 2015 among Holdings, Pioneer and its subsidiaries party thereto, and Heights Finance Holding Co. and its subsidiaries party thereto, as amended, restated, supplemented, or otherwise modified from time to time.
FASB ASC -- means the Accounting Standards certification of the Financial Accounting Standards Board.
FATCA -- means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of (a) above; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.

Federal Funds Rate -- means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.
Fidelity MSA -- see Section 9.26.
Finance Receivable -- means a right to payment evidenced by a Customer Note.
FIS -- see Section 9.26.
Fiscal Month -- means a fiscal month of a Fiscal Year.
Fiscal Quarter -- means a fiscal quarter of a Fiscal Year.
Fiscal Year -- means the fiscal year of the Company and its Subsidiaries, which period shall be the 12 month period beginning on the Sunday closest to but not after September 30 and ending on the Saturday closest to but not after September 30, as listed on Schedule 1.1B for periods through the Termination Date.
Fiserv -- See Section 13.1.18.
Fiserv Agreement – means that certain Master Agreement dated as of November 20, 2015 between Pioneer and Fiserv, together with any schedules and exhibits thereto, in each case as amended, restated, supplemented, or otherwise modified from time to time.
Fiserv Collateral Assignment -- See Section 13.1.18.
Fixed Charges -- see Section 11.13.4.
Foreign Lender -- means (a) if the Company is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Company is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes.
Foreign Subsidiary -- means Subsidiary formed under the Laws of a jurisdiction outside the United States of America.
Fund -- means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
FRB -- means the Board of Governors of the Federal Reserve System or any successor thereto.
GAAP -- means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or

agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
Governmental Authority -- means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank).
Gross Finance Receivable Amount -- means, with respect to Finance Receivables at any time, the aggregate amount of all unpaid obligations owing by the Makers of such Finance Receivables, including principal, interest, fees, premiums, and other charges owing thereunder.
Group -- see Section 2.2.1.
Guarantor -- means any Person providing a guaranty, surety or other credit support for all or any portion or part of the Obligations, including, without limitation, Holdings.
Guaranty -- means any guaranty of all or any portion of the Obligations.
Guarantor Obligations -- has the meaning set forth in the Guaranty and Collateral Agreement.
Guaranty and Collateral Agreement -- means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Administrative Agent and each Company, together with any joinders thereto from time to time and any other guaranty or guaranty and collateral agreement executed by a Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent.
Hazardous Substances -- means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold in each case to the extent regulated in any respect under Environmental Laws; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law, or any other hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.
Hedging Agreement -- means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates, raw materials or commodity prices.
Hedging Obligation -- means, with respect to any Person, any liability of such Person under any Hedging Agreement, including with respect to any Loan Party any obligations owed by any Loan Party to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, or any application and official interpretation of the CFTC with respect thereto. The amount of any Person’s obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected as a liability in the financial statements of such Person in accordance with GAAP.
Heights -- means Heights Finance Funding Co., a Nevada corporation.
Holdings -- means MidCountry Financial Corp., a Georgia corporation.
Incremental Revolving Credit Facility -- see Section 6.1.1.
Incremental Revolving Lender -- see Section 6.1.8(e).
Increase Effective Date -- see Section 6.1.5.
Indemnified Liabilities -- see Section 15.17.
Indemnified Taxes -- means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
Insurance Proceeds -- means any insurance and/or condemnation proceeds payable as a consequence of damage to or destruction of any asset or other Collateral or Real Estate Collateral or any other assets of the Company or any other Loan Party.
Intangible Assets -- means the sum of all the following whether or not presented in the balance sheet in the Company’s most recent consolidated and combined financial statements delivered to the Administrative Agent and the Lenders as required hereunder at any date:  (i) general intangibles; (ii) leasehold improvements net of depreciation; (iii) software (purchased or developed in-house); (iv) intellectual property, trade secrets, patents, trademarks and copyrights; (v) licenses; (vi) goodwill; (vii) escrows or deposits; (viii) franchise fees; (ix) organizational costs; (x) pre-paid expenses (excluding pre-paid expenses for Taxes); (xi) deferred assets; (xii) covenants not to compete; (xiii) the excess of cost over book value of acquired assets; (xiv) reserves held for recourse obligations; (xv) capitalized research and development costs; (xvi) accounts receivables, Debts, advances and/or all other obligations (whether or not made in the form of an Investment) owed to or due to any Company or any of its Subsidiaries, by any officer, director, member, managers, owner, employee, stockholder, shareholder, partner, or other Affiliate of such Person; and (xvii) such other items as the Administrative Agent or the Required Lenders may from time to time determine in the their reasonable discretion include in this definition.
Intercompany Notes -- means, collectively, (1) that certain Amended and Restated Unsecured Subsidiary Revolving Grid Note dated December 23, 2015 by Pioneer Services Sales Finance, Inc., a Nevada corporation (f/k/a Military Acceptance Corporation, Inc.) and payable to the order of Pioneer, in the original principal amount of $30,000,000, (2) that certain Amended and Restated Unsecured Subsidiary Revolving Grid Note dated December 23, 2015 by PSLF, Inc., a Missouri corporation, and payable to the order of Pioneer, in the original principal amount of $100,000,000, and (3) that certain Amended and Restated Unsecured Subsidiary Revolving Grid Note dated December 23, 2015 by Pioneer Funding, Inc., a Nevada corporation, and payable to the order of Pioneer, in the original principal amount of $300,000,000.
Interest Expense -- means for any period the consolidated interest expense of the Companies for such period (including all imputed interest on Capital Leases) and (ii) to the extent included as “interest expense” under GAAP, the amortization of all fees (including fees with respect to interest rate Hedging Agreements) payable in connection with the incurrence of Debt (to the extent included in interest expense).

Interest Period -- means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, or three months thereafter as selected by the Borrowing Agent pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:
(a)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(b)    any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    the Borrowing Agent may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.
Investment -- means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition. The amount of any Investment shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the fair market value of such asset or property at the original time such Investment is made) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, or the payment of interest or dividends on, the original principal amount of any such Investment), and shall be reduced by any returns actually received by the respective investor in respect of such Investments.
Investment Notes -- means (i) the investment notes of Pioneer issued and sold under the 2009 Indenture (including those issued and sold under any “Original Indenture” as defined therein), in an aggregate original principal amount of $53,063,700.26 (collectively, the ‘Original Investment Notes”), (ii) the Subordinated Debentures, Series A of Pioneer issued and sold under the 2015 Offering Memorandum in the original principal amount of up to $7,000,000 (the “New Investment Notes”), and (iii) such other investment notes or subordinated debentures in the form attached hereto as Exhibit I, as the same may be modified with the prior written consent of the Administrative Agent, in an aggregate principal amount not to exceed at any time the difference between the Investment Note Cap and the aggregate outstanding principal balance of the Debt Instruments described in clauses (i) and (ii) above, and that accrue interest at a rate not to exceed 12% per annum.
Investment Note Cap -- means the lesser of (i) $60,000,000 and (ii) the maximum amount approved by the applicable Governmental Authority with regulatory oversight with respect to the Loan Parties.
Investment Note Debt -- means that certain Debt evidenced by the Investment Notes in an original aggregate principal amount not to exceed the Investment Note Cap at any time.
Investment Note Documents -- means each of the 2009 Indenture, the Investment Notes and all other agreements, instruments and other documents pursuant to which the Subordinated Notes have been or will be issued or otherwise setting forth the terms of the Subordinated Notes.

IRS -- the United States Internal Revenue Service.
Laws -- means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
Lender -- see the Preamble. For the purposes of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.
Lender Party -- see Section 15.17.
Lending License -- means any and all licenses which Pioneer, or any other Company, is required to have by any one or more states or the federal government in order for such Company to legally operate its lending business within, or lend to consumers or businesses located within, the territorial limits of such states.
Lending License Bond -- means any surety, payment, performance or other bond, obligation, guaranty or undertaking required by any state or federal regulatory agency or instrumentality in order to obtain a Lending License permitting one to be located within, or to operate a business that lends money, buys or sells loans or originates loans to business or consumers located within, its territorial borders.
Licensing Requirements -- means any regulations or licensing requirements promulgated by any state or federal regulatory authority which governs or restricts lenders such as the Companies or imposes regulations on those who make loans or other financial accommodations to consumers or businesses that obligates such lenders to obtain a Lending License and/or a Lending License Bond.
LIBOR Loan -- means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.
LIBOR Margin Revolving Loans -- see the definition of Applicable Margin.
LIBOR Office -- means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.
LIBOR Rate -- means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its reasonable discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation

D), such rate to remain fixed for such Interest Period. If at any time the LIBOR Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement. The Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.
Lien -- means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, negative pledge, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of Law, by judicial process or otherwise.
LLR Advance Rate -- means, at any time, the lesser of (1) 85% and (2) the difference between (a) 100% and (b) 2.00 multiplied by the Loss to Liquidation Ratio as of the last day of the then most recently ended Fiscal Month.
Loan or Loans -- means, as the context may require, Revolving Loans and/or Swing Line Loans.
Loan Documents -- means this Agreement, the Notes, the Collateral Documents, the Subordination Agreement, the Agent Fee Letter, and all documents, instruments and agreements delivered in connection with the foregoing from time to time.
Loan Party -- means Holdings, each Company and each direct or indirect Subsidiary of a Company.
Loss Reserve Shortfall -- see Section 11.13.1.
Loss to Liquidation Ratio -- means the ratio, expressed as a percentage, as of the last day of any Fiscal Month, of (a) the sum of (i) gross charge-offs of Gross Finance Receivable Amounts, (ii) net rebates and credits with respect to Gross Finance Receivable Amounts (excluding, only for Computation Periods that include January, 2015, the $4,586,744.01 in rebates and/or credits issued pursuant to the Remediation Plans in January 2015), and (iii) deferred items of Gross Finance Receivable Amounts, in each case during the twelve Fiscal Month period ending on such last day, to (b) the sum of (i) gross charge-offs of Gross Finance Receivable Amounts, (ii) net rebates and credits with respect to Gross Finance Receivable Amounts, (iii) deferred items of Gross Finance Receivable Amounts, and (iv) principal payments net of refinances of Gross Finance Receivable Amounts, in each case during the twelve Fiscal Month period ending on such last day.
LSMS Agreement -- means that certain Fifth Amended and Restated Loan Sale and Master Services Agreement dated as of even date herewith among the Company, MidCountry Bank, and Holdings, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
Maker – means the maker on a Customer Note giving rise to the Finance Receivable related to such Customer Note.
Mandatory Prepayment Event -- see Section 6.3.2(a).
Margin Stock -- means any “margin stock” as defined in Regulation U.
Material Adverse Effect -- means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of any Company or the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon (i) any substantial portion of the Collateral and the Real Estate Collateral under the Collateral Documents or upon any substantial portion of the assets of any Company or the Loan Parties, taken as a whole, or (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
MidCountry Bank -- means MidCountry Bank, FSB, a federal savings bank.
Minimum Loss Reserve -- see Section 11.13.2.
Mortgage -- means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property and the improvements located thereon of any Loan Party.
MOU – means each memorandum of understanding or similar regulatory agreement as may be entered into from time to time to which any Loan Party or MidCountry Bank, or any of their Subsidiaries or Affiliates, is a party or is otherwise bound, including, without limitation, that certain Memorandum of Understanding dated September 2, 2015 entered into by Holdings with the Federal Reserve, as each may be amended, restated, supplemented, or otherwise modified from time to time.
Multiemployer Pension Plan -- means a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA) to which the Company or any other member of the Controlled Group may reasonably be expected to have any liability.
Net Cash Proceeds -- means:
(a)    with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes with respect thereto), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);
(b)    with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters’ commissions and fees, costs and expenses of counsel, accountants and other advisors with respect thereto);
(c)    with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees and fees, costs and expenses of counsel, accountants and other advisors with respect thereto); and
(d)    with respect to any Event of Loss, the aggregate cash proceeds received by any Loan Party with respect to Insurance Proceeds net of all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments and (ii) all amounts required to be applied to the repayment of any Debt permitted hereunder secured by a Lien on the asset subject to such Event of Loss (other than the Loans).
New Investment Notes -- see the definition of Investment Note.
New Lenders -- see Section 6.1.4.
Non-Consenting Lender -- means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 15.1 and (ii) has been approved by the Required Lenders.
Non-Use Fee -- see Section 5.1.
Non-Use Fee Rate -- see the definition of Applicable Margin.
Note -- means a promissory note, including any amendments and restatements thereof, substantially in the form of Exhibit A.
Notice of Borrowing -- see Section 2.2.2.
Notice of Conversion/Continuation -- see Section 2.2.3.
Obligations -- means all obligations and liabilities (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement, the Collateral Documents, and any other Loan Document including, without limitation, all Loans, all Attorney Costs and any reimbursement obligations of each Loan Party in respect of surety bonds, all Hedging Obligations permitted hereunder which are owed to the any Lender or any of its Affiliates, including, without limitation, any Hedging Obligations outstanding on or prior to the Closing Date pursuant to any Hedging Agreement between any Loan Party and The PrivateBank (or any Affiliate thereof), and all Bank Product Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due; provided that the “Obligations” shall exclude and shall not be deemed to refer to any Excluded Hedging Obligations of a Person which is not an “eligible contract participant” under the Commodity Exchange Act.
OCC -- see Section 6.1.6(c).
OFAC -- see Section 10.4.
Original Investment Notes -- see the definition of Investment Note.
Other Connection Taxes -- means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes -- means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.7).
Paid in Full -- means (a) the payment in full in cash or same day funds and the performance (to the extent performance was due prior to the day of such payment) of all Obligations and Guarantor Obligations (other than unasserted contingent indemnification obligations), and (b) the termination of all Commitments.
PBGC -- means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
Participant -- see Section 15.6.2.
Participant Register -- see Section 15.6.2.
Patriot Act -- is defined in Section 15.16.
Pension Plan -- means a “pension plan” (as such term is defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or the minimum funding standards of ERISA (including a Multiemployer Pension Plan), any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) which is subject to Title IV of ERISA or the minimum funding standards of ERISA (including a Multiemployer Pension Plan), any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) established by Holdings or any other Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, and as to which the Company or any member of the Controlled Group may reasonably be expected to have any liability, including any liability under Section 4063 of ERISA by reason of having been a substantial employer within the meaning of Section 4001(a)(2) of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA, or on account of any member of a Loan Party’s Controlled Group.
Permitted Lien -- means a Lien expressly permitted under Section 11.2.
Person -- means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.
Pioneer -- means Pioneer Financial Services, Inc., a Missouri corporation.
Plan -- means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan and a Multiemployer Pension Plan), maintained for employees of Holdings, Company, any of their Subsidiaries or any other member of the Controlled Group or any such employee benefit plan to which Holdings, Company, any of their Subsidiaries or any other member of the Controlled Group is required to contribute on behalf of any of its employees.
PMIC Wells Account -- means the deposit account of Pioneer Military Insurance Company at Wells Fargo Bank and pledged at all times to the State of Nevada, Department of Business and Industry, Division of Insurance.
Prime Rate -- means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the

Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.
Prior Term Loan -- means the term loan facility under that certain entered into Secured Senior Lending Agreement dated as of June 12, 2009 among the Company (except Pioneer Military Insurance Company), UMB Bank, N.A., as “Agent,” and certain other financial institutions party thereto as “Banks,” as amended.
PrivateBank -- see the Preamble.
Pro Rata Share -- means:
(a)    with respect to a Lender’s obligation to make Revolving Loans, receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Outstandings and of all Lenders; and
(b)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment by (ii) the aggregate amount of the Revolving Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Revolving Outstandings (after settlement and repayment of all Swing Line Loans by the Lenders) by (B) the principal amount of all Revolving Outstandings of all Lenders.
Qualified ECP Guarantor -- means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
Real Estate Collateral -- is defined in the Guaranty and Collateral Agreement. On the Closing Date, there is no Real Estate Collateral.
Recipient -- means (a) the Administrative Agent, (b) any Lender, (c) any Issuing Bank, and (d) the Swing Line Lender, as applicable.
Refunded Swing Line Loan -- see Section 2.2.4(c).
Register -- see Section 15.7.
Regulation D -- means Regulation D of the FRB.
Regulation U -- means Regulation U of the FRB.
Remediation Plans -- means each of the following: (1) that certain Remediation Action Plan dated September 26, 2014 adopted by MidCountry Bank; (2) that certain Remediation Action Plan dated September 26, 2014 adopted by Pioneer; and (3) that certain Remediation Action Plan dated September 26,

2014 adopted by Heights; as each may be as amended, restated, supplemented, or otherwise modified from time to time.
Reportable Event -- means a reportable event as defined in Section 4043 of ERISA as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.
Required Lenders -- means, at any time, Lenders whose Pro Rata Shares exceed 50.000000001% as determined pursuant to clause (b) of the definition of “Pro Rata Share”; provided, however, (A) if there are two or fewer Lenders, then Required Lenders shall mean all Lenders, and (B) if there are three or fewer Lenders, then Required Lenders shall mean two of three of such Lenders exceeding such percentage; provided further, however, that the Pro Rata Shares held or deemed held by, any Defaulting Lender shall always be excluded for purposes of making a determination of Required Lenders.
Revolving Commitment -- means One Hundred Seventy Million Dollars ($170,000,000) as the foregoing amount may be increased from time to time pursuant to Section 6.1 and as the same may also be reduced from time to time pursuant to Section 6.2.
Revolving Loan -- see Section 2.1.1.
Revolving Loan Availability -- means the lesser of (i) the Revolving Commitment and (ii) the Borrowing Base.
Revolving Outstandings -- means, at any time, the aggregate principal amount of all outstanding Revolving Loans.
Roll-Forward Schedule -- see Section 10.1.8.
SEC -- means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.
Senior Officer -- means, with respect to any Loan Party, including, without limitation, the Borrowing Agent, any of the chief executive officer, the chief financial officer, the chief operating officer, president, or the treasurer of such Loan Party, including, without limitation, the Borrowing Agent.
Specified Loan Party -- means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 15.23).
Subordinated Debt -- means that certain Debt owing by Pioneer to Holdings under the Subordinated Note.
Subordinated Debt Documents -- means the Subordinated Note and all other agreements (including without limitation intercreditor agreements, instruments and other documents) pursuant to which the Subordinated Debt has been or will be issued or otherwise setting forth the terms of the Subordinated Debt, in each case as the same may be amended or modified in accordance with the terms of the Subordination Agreement.
Subordinated Lender(s) -- means the from time to time holder(s) of the Subordinated Debt.

Subordinated Note -- means that certain Amended and Restated Promissory Note dated as of the Closing Date, made by Pioneer and payable to Holdings (being the Subordinated Lender), in the original principal amount of up to $25,000,000, as such promissory note may be amended, restated, supplement, or otherwise modified from time to time.
Subordination Agreement -- means each subordination agreement, intercreditor agreement or similar agreement by and among one or more of the Loan Parties, the Administrative Agent one or more of the Subordinated Lenders, pursuant to which the Subordinated Lenders subordinate the repayment of the Subordinated Debt described therein and any Liens securing such Subordinated Debt, and which is acceptable in all respects to the Administrative Agent in its reasonable discretion.
Subsidiary -- means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Holdings and/or each Company.
Swing Line Availability -- means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Loan Availability less Revolving Outstandings at such time.
Swing Line Commitment Amount -- means Ten Million Dollars ($10,000,000), as reduced from time to time pursuant to Section 6.2, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.
Swing Line Lender -- means The PrivateBank and Trust Company.
Swing Line Loan -- see Section 2.2.4.
System Acquisition Agreement -- means any lease, license, promissory note or other agreement related to the development and/or acquisition of the right to use any Consumer Lending Platform or any portion thereof.
Tangible Net Worth -- see Section 11.13.1.
Taxes -- means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Termination Date -- means the earlier to occur of (a) December 21, 2018, or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.
Termination Event -- means the occurrence of any of the following, (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of Company or any other member of the Controlled Group from a Pension Plan subject to Section 4063 of ERISA, during a plan year in which Company or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Company or any other member of the Controlled Group from a Multiemployer Pension Plan or notification that a Multiemployer Pension Plan is in reorganization, (d) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment of a Pension Plan as a termination under Section 4041 or Section 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate such Pension Plan, (f) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, a Pension Plan, or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Company or any other member of the Controlled Group.
Total Funded Debt -- means, without duplication, all Debt of the Companies, determined on a consolidated basis, excluding (a) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Loan Party), (b) Hedging Obligations, and (c) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries of the Company.
Total Unsubordinated Liabilities -- means, with respect to the Company and determined on a consolidated basis, the aggregate outstanding balance of all liabilities as shown on the Company’s balance sheet minus the aggregate outstanding balance of all Subordinated Debt and minus the aggregate outstanding balance of all Investment Note Debt.
type -- see Section 2.2.1.
UCC -- is defined in the Guaranty and Collateral Agreement.
Unfunded Liability -- means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
Unmatured Event of Default -- means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
U.S. Borrower -- means any Loan Party that is a U.S. Person.
U.S. Person -- means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
Wholly-Owned Subsidiary -- means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
1.2.    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms as set forth in the Guaranty and Collateral Agreement, and the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, and Tangible Chattel Paper.
(b)    Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)    The term “including” is not limiting and means “including without limitation.”
(d)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
(e)    Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation. This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(f)    This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.
(g)    Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial performance measurements contemplated hereunder respecting the Company shall be made and calculated for the Companies (and not all Loan Parties) on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of any Loan Party shall be deemed to be carried at 100% of the outstanding principal amount thereof (including paid in kind interest thereon), and the effects of FASB ASC 825, and FASB ASC 470-20 and any similar FASB ASC pronouncements on financial liabilities shall be disregarded. A breach of a financial covenant contained in Section 11.13 shall be deemed to have occurred as of the last day of any specified measurement period, when and as determined by the Administrative Agent, regardless of when the financial statements or other information reflecting such breach are delivered to the Administrative Agent. All leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be re-characterized as Capital Leases.
(h)    The word “Company” refers to Pioneer, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally (individually and collectively, as the “Company”), and any other Person that becomes a “Company” hereunder separately and collectively, and their Obligations and liabilities under the Loan Documents are joint and several in all respects. The words “a Company,” “any Company,” “each Company” and “every Company” refer to each of them separately as if each of them were separately listed.
(i)    Each Company hereby irrevocably appoints Pioneer as “Borrowing Agent” and grants Pioneer a power of attorney coupled with interest which is irrevocable without the prior written consent of the Administrative Agent. Because the operations and business activities of the Companies and the other Loan Parties are highly integrated and interdependent, at any particular time it is impractical to determine which of the Companies or other Loan Parties will directly receive the proceeds of a Loan. Each of the Companies hereby directs Administrative Agent and the Lenders to disburse the proceeds of each Loan to or at the direction of the Borrowing Agent, with such directions to be subject to approval of Administrative Agent in its discretion, and such distribution will, in all circumstances, be deemed to be made to each of the Companies and Loan Parties. From time to time, Borrowing Agent shall further distribute the proceeds of Loans to a particular Company or Companies, jointly and severally, and each Company represents and warrants that the subsequent receipt and use of such proceeds by any particular Company inures to the economic benefit directly and indirectly of all other Companies and Loan Parties. For so long as the Obligations remain outstanding and any Commitment is in effect, each Company hereby covenants and agrees, and hereby grants to the Borrowing Agent an absolute and irrevocable power of attorney coupled with interest, and irrevocably designates, appoints, authorizes and directs the Borrowing Agent to (a) certify the financial statements of the Companies, (b) request Loans and execute and deliver written requests for Loans, (c) make any other deliveries required to be delivered periodically hereunder to Administrative Agent and the Lender, (d) act as its authorized officer to request Loans, and Administrative Agent and each Lender is entitled to rely on any such document or certificate signed by the Borrowing Agent, and (e) otherwise take all other actions otherwise contemplated by this Section, and to act on behalf of such Company for purposes of giving and receiving notices and certifications under this Agreement or any other Loan Document. Administrative Agent and each Lender is entitled to rely and act on the instructions of the Borrowing Agent.
(j)    None of Lenders or other Persons identified on the cover page or signature pages of this Agreement as a “syndication agent,” “bookrunner,” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender or the Company. The Administrative Agent does not have any fiduciary relationship with the Company.
SECTION 2.    COMMITMENTS OF THE LENDERS; BORROWING, AND CONVERSION.
2.1.    Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to the Company as follows:
2.1.2.    Revolving Commitment. Each Lender with a Revolving Commitment severally, but not jointly, agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Company may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed the Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time). Revolving Loans made by the Lenders may be repaid and, subject to the limitations, terms and conditions hereof, borrowed again up to, but not including the Termination Date, and up to and including the Revolving Loan Availability, unless the Revolving Loans are accelerated as provided in this Agreement, or the Revolving Commitment is terminated as provided in this Agreement.
2.2.    Loan Procedures.
2.2.1.    Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Borrowing Agent shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than five (5) different Groups of LIBOR Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.
2.2.2.    Borrowing Procedures. The Borrowing Agent shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 a.m., Chicago, Illinois time, on the proposed date of such borrowing (2:00 p.m., Chicago, Illinois time, if such borrowing is a Swing Line Loan), and (b) in the case of a LIBOR borrowing, 11:00 a.m., Chicago, Illinois time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 p.m., Chicago, Illinois time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent as directed by the Borrowing Agent on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $5,000,000 and an integral multiple of $1,000,000, and each LIBOR borrowing shall be in an aggregate amount of at least $10,000,000 and an integral multiple of at least $2,500,000.
2.2.3.    Conversion and Continuation Procedures.
(a)    Subject to Section 2.2.1, the Borrowing Agent may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:
(i)    elect, as of any Business Day, subject to the limitations contained in this Agreement to convert any Loans (or any portion thereof) into Loans of the other type; or
(ii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $5,000,000 and an integral multiple of $2,500,000.
(b)    The Borrowing Agent shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 a.m., Chicago, Illinois time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 a.m., Chicago, Illinois time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:
(i)    the proposed date of conversion or continuation;
(ii)    the aggregate amount of Loans to be converted or continued;
(iii)    the type of Loans resulting from the proposed conversion or continuation; and
(iv)    in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.
(c)    If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowing Agent has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Borrowing Agent shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.
(d)    The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Borrowing Agent, of the details of any automatic conversion.
(e)    Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.
2.2.4.    Swing Line Facility.
(a)    The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent’s receipt of any Notice of Borrowing if it chooses in its sole discretion to treat such a request as a request for a Swing Line Loan. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Termination Date advances (each, a “Swing Line Loan”) in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender’s Pro Rata Share of the Revolving Outstanding and all outstanding Swing Line Loans, may exceed the Swing Line Lender’s Pro Rata Share of the Revolving Commitment. The provisions of this Section 2.2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1.1; provided that if the Swing Line Lender makes a Swing Line Loan pursuant to any such notice, such Swing Line Loan shall be in lieu of any Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Termination Date, the Company may from time to time borrow, repay and reborrow under this Section 2.2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by the Borrowing Agent to the

Administrative Agent in accordance with Section 2.2.2. Any such notice must be given no later than 2:00 p.m., Chicago, Illinois time, on the Business Day of the proposed Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Required Lenders instructing it not to make a Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 12.2, be entitled to fund that Swing Line Loan, and to have such Lender make Revolving Loans in accordance with Section 2.2.4(c) or purchase participating interests in accordance with Section 2.2.4(d). Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan. The Company shall repay the aggregate outstanding principal amount of each Swing Line Loan upon demand therefor by the Administrative Agent.
(b)    The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner Paid in Full.
(c)    The Swing Line Lender, at any time and from time to time, but no less frequently than once weekly, shall on behalf of the Company (and the Company hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender with a Revolving Commitment (including the Swing Line Lender) to make a Revolving Loan to the Company (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of all Swing Line Loans (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Section 13.1.4 has occurred (in which event the procedures of Section 2.2.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share on behalf of the Swing Line Lender, prior to 2:00 p.m., Chicago, Illinois time, in immediately available funds on the date that notice is given (provided that such notice is given by 12:00 p.m., Chicago, Illinois time, on such date). The proceeds of those Revolving Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.
(d)    If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2.4(c), one of the events described in Section 13.1.4 has occurred, then, subject to the provisions of Section 2.2.4(e) below, each Lender shall, on the date such Revolving Loan was to have been made for the benefit of the Company, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.
(e)    Each Lender's obligation to make Revolving Loans in accordance with this Section 2.2.4 and to purchase participation interests in accordance with Section 2.2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Event of Default or Event of Default; (iii) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement at any time, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to the Administrative Agent or the Swing Line Lender, as applicable, by 2:00 p.m., Chicago, Illinois time, the amount required pursuant to Sections 2.2.4(c) or 2.2.4(d), as the case may be, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after 12:00 p.m., Chicago, Illinois time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.
(f)    Notwithstanding anything contained herein to the contrary, the Swing Line Commitment shall not be effective unless and until the Swing Line Lender, in its sole discretion, chooses to activate the Swing Line Commitment by providing written notice of such activation to the Borrowing Agent and the Administrative Agent, and until such time, if ever, the Swing Line Commitment shall not be effective and the provisions contained in this Agreement regarding Swing Line Loans shall not be applicable. For the avoidance of doubt, if there is only one Lender, then the Swing Line Commitment shall not be effective and the provisions contained in this Agreement regarding Swing Line Loans shall not be applicable.
2.3.    Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.
2.4.    Certain Conditions. Except as otherwise provided in Sections 2.2.4, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, if an Event of Default or Unmatured Event of Default exists.
2.5.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
2.5.1.    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 5.1; and
2.5.2.    if any Swing Line Loans are outstanding at the time a Lender becomes a Defaulting Lender then:
(a)    all or any part of such Defaulting Lender’s participation in Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 12.2 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation; and
(b)    if the reallocation described in clause 2.5.2(a) above cannot, or can only partially, be effected, the Company shall within three (3) Business Days following notice by Administrative Agent, prepay such Defaulting Lender’s obligation to participate in Swing Line Loans; and
2.5.3.    So long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.5.2, and participating interests in any such newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.5.2(a) (and Defaulting Lenders shall not participate therein).
2.5.4.    If the Company, the Administrative Agent and the Swing Line Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.5.2), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.5.5.    Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 7.6 but excluding Section 8.7(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent in a segregated account and, subject to any applicable requirements of Law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Swing Line Lender hereunder, (iii) third, to the funding of any Revolving Loan or the funding or cash collateralization of any participating interest in any Swing Line Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iv) fourth, if so determined by Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Company or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Company or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans and (y) made at a time when the conditions set forth in Section 12.2 are satisfied, such payment shall be applied solely to prepay the Loans of all Lenders with a Revolving Commitment that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
2.5.6.    No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder (including any consent to any amendment or waiver pursuant to Section 15.1), provided that any waiver, amendment or modification set forth in clauses (a) through (c) of Section 15.1 requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
SECTION 3.    EVIDENCING OF LOANS.
3.1.    Notes. At a Lender’s request, the Loans of such Lender shall be evidenced by one or more Notes, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to such Lender’s Commitments.
3.2.    Recordkeeping. The Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end, and the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Company hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.
SECTION 4.    INTEREST.
4.1.    Interest Rates. The Company promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full in cash or same day funds as follows:
(a)    at all times while a Revolving Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin Revolving Loans from time to time in effect; and
(b)    at all times while a Revolving Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin Revolving Loans from time to time in effect;
provided that at any time an Event of Default exists, at the election of the Required Lenders in their sole discretion, the interest rate applicable to each Loan shall be at the Base Rate plus the Base Rate Margin Revolving Loans from time to time in effect plus 2% (and, in the case of Obligations not bearing interest and not paid when due, such Obligations shall bear interest at the Base Rate plus the Base Rate Margin Revolving Loans from time to time in effect plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically. In no event shall interest payable by the Company to any Lender hereunder exceed the maximum rate permitted under applicable Law, and if any such provision of this Agreement is in contravention of any such Law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such Law.
4.2.    Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months if permitted under this Agreement, on the last day of each three-month interval and, without duplication, the last day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.
4.3.    Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrowing Agent and each Lender. Each determination of the applicable LIBOR Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrowing Agent or any Lender, deliver to the Borrowing Agent or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBOR Rate hereunder.
4.4.    Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate (the calculation of interest and fees on this basis will result in a higher interest rate and fees than it would if it were calculated based upon a three hundred sixty-five (365) or three hundred and sixty-six (366) day period) and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.
SECTION 5.    FEES.
5.1.    Non-Use Fee. The Company shall pay to the Administrative Agent for the account of each Lender with a Revolving Commitment (based on each Lender’s Pro Rata Share) a non-use fee (the “Non-Use Fee”), for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment (excluding for clarification any outstanding Swing Line Loans). For purposes of calculating usage under this Section, the Revolving Commitment shall be deemed used to the extent of the average daily Revolving Outstandings for the period for which such amount is calculated. Such Non-Use Fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such Non-Use Fee shall not have previously been paid. The Non-Use Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days (the calculation of fees on this basis will result in higher fees than it would if it were calculated based upon a three hundred sixty-five (365) or three hundred and sixty-six (366) day period). Once paid such fees shall be deemed fully earned and non-refundable.
5.2.    Administrative Agent’s Fees. The Company shall pay to the Administrative Agent such agent’s fees as are mutually agreed to from time to time by the Company and the Administrative Agent including the set forth in the Agent Fee Letter.

SECTION 6.    INCREASE, REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.
6.1.    Increase in Revolving Commitment.
6.1.7.    Request for Increase. Provided there then exists no Unmatured Event of Default or Event of Default, the Company may from time to time, by written notice from the Borrowing Agent to the Administrative Agent, request an increase in the Revolving Commitment by an amount (for all such requests) not exceeding Thirty Million Dollars ($30,000,000) (an “Incremental Revolving Credit Facility”); provided that (i) any such request for an Incremental Revolving Credit Facility shall be in a minimum amount of $10,000,000, and (ii) the Company may make a maximum of three (3) such requests. At the time of sending such notice, the Borrowing Agent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than fifteen (15) Business Days from the date of delivery of such notice to the Lenders). No Lender shall be obligated to provide any Incremental Revolving Commitment, unless it so agrees.
6.1.8.    Notice by the Administrative Agent. The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrowing Agent’s notice of each such request under Section 6.1.1 and the time period within which each Lender is requested to respond.
6.1.9.    Lender Elections to Increase. Each Lender may notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender that does not respond within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall promptly notify the Company and each Lender of the Lenders’ responses to each request made hereunder.
6.1.10.    New Lenders. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement (“New Lenders”) in form and substance satisfactory to the Administrative Agent.
6.1.11.    Effective Date and Allocations. If the Revolving Commitment is increased in accordance with this Section 6.1, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowing Agent, the Lenders and the New Lenders of the final allocation of such increase and the Increase Effective Date.
6.1.12.    Conditions to Effectiveness of Increase. The Incremental Revolving Credit Facility shall become effective on the Increase Effective Date, provided that the following conditions precedent are satisfied in full on or before, and continue to be satisfied on, the Increase Effective Date:
(a)    before and after giving effect to the Incremental Revolving Credit Facility, (A) the representations and warranties contained in Section 9 and the other Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers in any such representations and warranties), on and as of the Increase Effective Date (except that for purposes of this Section, (i) the representations and warranties contained in Section 9.4 shall be deemed to refer to the most recent statements furnished pursuant to

Section 10.1.1 and Section 10.1.2, and (ii) where such representation or warranty applies to a specific date, in which case such representation or warranty shall only apply to such specific date), and (B) no Unmatured Event of Default or Event of Default exists;
(b)    the Loan Parties shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and, in the case of the Company, certifying that the conditions precedent set forth in this Section 6.1.6 have been and continue to be satisfied in full;
(c)    the Company shall deliver or cause to be delivered to the Administrative Agent a certificate signed by a Senior Officer of Borrowing Agent and a Senior Officer of Holdings certifying that the Incremental Revolving Credit Facility has been consented to and approved in all respects by the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”), or both, as necessary, and that no other consents or approvals of any Governmental Authority are required in connection with the consummation of the Incremental Revolving Credit Facility. Such certification shall include, to the extent permitted by applicable Law, a copy of such consent and approval by the Federal Reserve Bank, the OCC, or both, as applicable;
(d)    the Company shall deliver or cause to be delivered to the Administrative Agent any legal opinions and other documents, including any supplements or amendments to the Security Documents providing for such Incremental Revolving Commitments and the extensions of credit thereunder to be secured thereby, as reasonably requested by the Administrative Agent in connection with the Incremental Revolving Commitments;
(e)    the Company shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 6.3 or Section 8.4) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Commitments under this Section;
(f)    each New Lender providing an Incremental Revolving Commitment with respect to the Incremental Revolving Credit Facility delivers a joinder agreement executed and delivered by the Company, the New Lender, and the Administrative Agent, under which each New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement and, as appropriate, the other Loan Documents, each of which will be recorded in the Register (and each New Lender will be subject to the requirements and obligations of a “Lender” as set forth in this Agreement);
(g)    the Administrative Agent shall have received such written evidence or confirmation from each Lender that has elected to increase its Revolving Commitment as the Administrative Agent may reasonably require; and
(h)    all commitment fees and all reasonable fees and out-of-pocket expenses owing to the Administrative Agent and the Lenders (other than a Defaulting Lender) in respect of the Incremental Revolving Credit Facility shall have been paid.

6.1.13.    Conflicting Provisions. This Section 6.1 shall supersede any provisions in Section 13.5 or 15.1 to the contrary.
6.1.14.    Incremental Revolving Facility. On any Increase Effective Date on which Incremental Revolving Commitments are effected in accordance with this Section 6.1, except as otherwise specifically set forth herein:
(a)    each Incremental Revolving Commitment shall be deemed for all purposes a Commitment;
(b)    each loan made under an Incremental Revolving Commitment shall be deemed for all purposes a Revolving Loan;
(c)    all of the other terms and conditions applicable to such Incremental Revolving Credit Facility shall be identical to the terms and conditions applicable to the Revolving Commitment;
(d)    the Incremental Revolving Credit Facility shall rank pari passu and in right of security with the Revolving Commitment;
(e)    each Lender and New Lender providing a portion of the Incremental Revolving Commitment (each a “Incremental Revolving Lender”) will be a Lender for all purposes under this Agreement; and
(f)    unless otherwise agreed by the Administrative Agent, upon each increase in the Revolving Commitments pursuant to this Section, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Swing Line Loans held by each Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section.
6.2.    Reduction or Termination of the Revolving Commitment.
6.2.1.    Voluntary Reduction or Termination of the Revolving Commitment. The Company may from time to time on at least five Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings plus the outstanding amount of all Swing Line Loans (after taking into account any payments on the Revolving Loan on such date). Any such reduction shall be in an amount not less than $10,000,000 or a higher integral multiple of $2,000,000. Concurrently with any reduction of the Revolving Commitment to zero, the Company shall pay all accrued and unpaid interest on the Revolving Loans, all accrued and unpaid Non-Use Fees.

6.2.2.    All Reductions of the Revolving Commitment. All reductions of the Revolving Commitment shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.
6.3.    Prepayments.
6.3.1.    Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 a.m., Chicago, Illinois time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment.
6.3.2.    Mandatory Prepayments.
(a)    The Company shall make a prepayment upon the occurrence of any of the following (each a “Mandatory Prepayment Event”) at the following times and in the following amounts unless an Event of Default is then existing, in which case the provisions of the Guaranty and Collateral Agreement shall be applicable with respect to application of the proceeds thereof:
(i)    Concurrently with the receipt by any Loan Party (other than Holdings) of any Net Cash Proceeds from any Asset Disposition (other than as a result of an Event of Loss), then in an amount equal to 100% of all such Net Cash Proceeds; provided, that, if no Event of Default exists at the time of receipt of any Net Cash Proceeds or at the time of the reinvestment thereof as provided below, such prepayment shall not be required to the extent the Company reinvests the Net Cash Proceeds of such Asset Disposition in another asset performing the same or a similar function or that is otherwise useful in the business of a Loan Party (other than Holdings), within 60 days after the date of such Asset Disposition or enters into a binding commitment thereof within said 60-day period and promptly thereafter makes such reinvestment.
(ii)    Concurrently with the receipt by any Loan Party (other than Holdings) of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (other than Holdings) (excluding (A) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, and (B) any issuance by any Loan Party to another Loan Party), in an amount equal to 100% of all such Net Cash Proceeds.
(iii)    Concurrently with the receipt by any Loan Party (other than Holdings) of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (other than Holdings) (excluding Debt permitted by Section 11.1), in an amount equal to 100% of all such Net Cash Proceeds.
(iv)    Concurrently with the receipt by any Loan Party (other than Holdings) of any Net Cash Proceeds from any Insurance Proceeds as a result of an Event of Loss, an amount equal to 100% of all such Net Cash Proceeds; provided, that, if no Event of Default exists at the time of receipt of any Net Cash Proceeds or at the time of the reinvestment thereof as provided below, such prepayment shall not be required to the extent the Company reinvests the Net Cash Proceeds of such Event of Loss in another asset performing the same or a similar function or that is otherwise useful in the business of a

Loan Party (other than Holdings), within 60 days after the date of such Event of Loss or enters into a binding commitment thereof within said 60-day period and promptly thereafter makes such reinvestment.
(b)    If on any day the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Revolving Loan Availability, the Company shall within one (1) Business Day of such day prepay Revolving Loans in an amount sufficient to eliminate such excess.
(c)    If on any day on which the Revolving Commitment is reduced pursuant to Section 6.2.1, the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds such reduced Revolving Commitment, the Company shall immediately on such day prepay Revolving Loans in an amount sufficient to eliminate such excess.
6.4.    Manner of Prepayments.
6.4.1.    Voluntary Partial Prepayments. Each voluntary partial prepayment shall be in a principal amount of $2,000,000 or a higher integral multiple of $1,000,000.
6.4.2.    LIBOR Loans. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.
6.4.3.    Application. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.
6.5.    Repayments. The Revolving Loans of each Lender shall be paid in full in cash or same day funds and the Revolving Commitment shall terminate on the Termination Date.
SECTION 7.    MAKING AND PRORATION OF PAYMENTS; TAXES.
7.1.    Making of Payments. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than 12:00 p.m., Chicago, Illinois time, on the date due; and funds received after that time shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.
7.2.    Application of Certain Payments. So long as no Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.3, 6.4 and 6.5. After the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender from the Company, any Loan Party, or as proceeds from the sale of, or other realization upon, all or any part of the Collateral and the Real Estate Collateral or their other assets shall be applied prior to an acceleration of the Obligations as the Administrative Agent shall determine in its discretion, or following an acceleration of the Obligations, as set forth in the Guaranty and Collateral Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.
7.3.    Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.
7.4.    Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.7 or Section 15.6 and (ii) payments of interest on any Affected Loan)) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.
7.5.    Setoff. The Company agrees for itself and each other Loan Party that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable Law, and in addition thereto, the Company, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Company and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company and each other Loan Party then or thereafter with the Administrative Agent or such Lender.
7.6.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of any Loan Party or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or the Administrative Agent, then such Loan Party or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 7.6) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 7.6) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.14 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 7.6, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 7.6(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Company is a U.S. Borrower,
(A)     any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)     any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(A)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II) executed originals of IRS Form W-8ECI;
(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 7.6 (including by the payment of additional amounts pursuant to this Section 7.6, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 7.6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the Payment in Full of all Obligations under any Loan Document.
SECTION 8.    INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.
8.1.    Increased Costs.
(d)    If any Change in Law shall: (i) impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Company shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor (except that, if such change or other event described above giving rise to such reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(f)    For the avoidance of doubt, this Section 8.1 shall not be interpreted to provide for payments of additional amounts and/or payments for indemnification attributable to any Taxes.
8.2.    Basis for Determining Interest Rate Inadequate or Unfair. If:
(a)    the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or
(b)    the Required Lenders advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;
then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full in cash or same day funds, automatically convert to a Base Rate Loan but shall bear interest at the Prime Rate, and thereafter, unless the Administrative Agent otherwise determines in its sole discretion, all Loans shall bear interest at the Prime Rate.
8.3.    Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full in cash or same day funds, automatically convert to a Base Rate Loan but shall bear interest at the Prime Rate, and thereafter, unless the Administrative Agent otherwise determines in its sole discretion, all Loans shall bear interest at the Prime Rate. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.
8.4.    Funding Losses. The Company hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.
8.5.    Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.
8.6.    Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.
8.7.    Mitigation of Circumstances; Replacement of Lenders.
(a)    Each Lender shall promptly notify the Company and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Company and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.
(b)    If the Company becomes obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Non-Consenting Lender or Defaulting Lender, the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.6.1), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.1 or Section 7.6) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)	the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 15.6.1;

(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii)
in the case of any such assignment resulting from a claim for compensation under Section 8.1 or payments required to be made pursuant to Section 7.6, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)	such assignment does not conflict with applicable Law; and

(v)	in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
8.8.    Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, and termination of this Agreement and any Lender may make a claim for payments or reimbursements under such Sections for a period of 180 days following repayment of the Loans, cancellation of any Notes, termination of the Commitments, and termination of this Agreement.
SECTION 9.    REPRESENTATIONS AND WARRANTIES. Until the Obligations are Paid in Full, to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans, the Company, jointly and severally, represents and warrants at all times (except where such representation or warranty applies to a specific date, in which case such representation or warranty shall only apply to such specific date) to the Administrative Agent and the Lenders, for itself and each Loan Party, that:
9.1.    Organization; Locations of Executive Office; FEIN. Each Loan Party is validly existing and in good standing under the Laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. Schedule 9.1 sets forth (a) the

Company’s and each other Loan Party’s jurisdiction of organization, (b) the location of the Company’s and each other Loan Party’s chief executive office, (c) the Company’s and each other Loan Party’s exact legal name as it appears on its organizational documents, (d) the Company’s and each other Loan Party’s organizational identification number (to the extent the Company’s and each other Loan Party’s is organized in a jurisdiction which assigns such numbers) and (e) the Company’s and each other Loan Party’s federal employer identification number. Each Loan Party was formed in compliance with all applicable Laws. Pioneer is a direct Wholly-Owned Subsidiary of Holdings, and each other Company is a direct or indirect Wholly-Owned Subsidiary of Pioneer.
9.2.    Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, the Company is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document. The execution, delivery and performance by each Loan Party of each Loan Document, and the borrowings by the Company hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of Law, (ii) the charter, bylaws, operating agreement, or other organizational documents of any Loan Party or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party, other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents.
9.3.    Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
9.4.    Financial Condition. The audited financial statements of the Companies as of the Companies’ 2012, 2013 and 2014 Fiscal Year ends and the interim unaudited financial statements of the Companies as of June 30, 2015, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (except with respect to interim statements, which shall be subject to normal year-end adjustments and the absence of footnotes) and present fairly the consolidated financial condition of the Company as at such dates and the results of their operations for the periods then ended. The audited financial statements of Holdings and its Subsidiaries as of Holding’s 2012, 2013 and 2014 Fiscal Year ends, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (except with respect to interim statements, which shall be subject to normal year-end adjustments and the absence of footnotes) and present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such dates and the results of their operations for the periods then ended.
9.5.    No Material Adverse Change. Since September 30, 2014, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole or the Company taken as a whole.
9.6.    Litigation and Contingent Liabilities. Except as set forth on Schedule 9.6, there is no litigation, arbitration proceeding or governmental investigation or proceeding pending or, to the Company’s knowledge, threatened against any Loan Party which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Schedule 9.6 sets forth the current status of each matter described therein and a description of the remedial matters being taken with respect thereto. No Loan Party has any Contingent Liabilities which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

9.7.    Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to, or holds valid leasehold interests or licenses in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens except Permitted Liens. There are no financing statements, mortgages or similar documents executed by the Company or any other Loan Party or of public record against the Company or any other Loan Party, except with respect to Permitted Liens.
9.8.    Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and (except those in favor of the Administrative Agent or permitted under the Guaranty and Collateral Agreement) free and clear of all Liens, and such securities were issued in compliance with all applicable Laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date, and all of the issued and outstanding Capital Securities of each Loan Party are owned as set forth on Schedule 9.8 as of the Closing Date. All of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Pioneer and are set forth on Schedule 9.8. As of the Closing Date, all Subsidiaries of the Company are domestic Wholly-Owned Subsidiaries, and after the Closing Date the Company shall have no Subsidiaries that are not Wholly-Owned Subsidiaries and that are otherwise permitted by this Agreement. Except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party. None of the issued and outstanding Capital Securities of the Company or any of the other Loan Parties is subject to any vesting, redemption, or repurchase agreement, and, there are no warrants or options outstanding with respect to such Capital Securities. There are no voting trusts or other agreements or understandings with respect to the voting of the Capital Securities of any Loan Party.
9.9.    ERISA Compliance.
(i)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Laws. Each Pension Plan and Multiemployer Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(j)    No Loan Party has failed to pay any Unfunded Liability within the time periods required by law or required by any written agreement between any Loan Party and any governmental authority. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have, either individually or in the aggregate, a Material Adverse Effect. Within the past five years, neither the Company nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(k)    There are no pending or, to the knowledge of Company, threatened, claims, actions, investigations or lawsuits against any Plan, any fiduciary of any Plan, or Company or other any member of the Controlled Group with respect to a Plan that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(l)    No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(m)    All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the Multiemployer Pension Plan or of any collective bargaining agreement or by applicable Law which if not so made could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such Plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such Plan, which, in any such case, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such Plan. Neither the Company nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to such a Plan to avoid a reduction in plan benefits or the imposition of any excise tax, that any such Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such Plan is or may be terminated, or that any such Plan is or may become insolvent.
(n)    Neither Holdings nor any other Loan Party has any obligation to make any payment to any current or former employee, director, officer or consultant pursuant to any Pension Plan or otherwise or any obligation to make any such payment at a time earlier than when it would be otherwise payable except for any payment to be made upon termination of employment.
9.10.    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.
9.11.    Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock or the business of purchasing or carrying Margin Stock.
9.12.    Taxes. Each Loan Party has timely filed all federal, state and other material tax returns and reports required by Law to have been filed by it and has paid all federal, state and other material taxes and governmental charges due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. To the extent required by GAAP, the Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of such Loan Party (which is still open under the applicable statute of limitations on assessments) which is a “reportable transaction” within the meaning of Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).
9.13.    Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to each borrowing hereunder and the use of the proceeds thereof, with respect to each of the Companies individually, with respect to the Companies taken as a whole, and with respect to the Loan Parties taken as a whole, (a) the fair value of their assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) it is able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.
9.14.    Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable Environmental Law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do any of the foregoing could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, nor does any Loan Party reasonably anticipate the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor is any Loan Party or any of its properties or operations subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or any potential liability or claim related to or arising from any Hazardous Substance that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or relating to any waste disposal, of any Loan Party that could reasonably be expected to result, whether arising from activities occurring before, on, or after the date hereof, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
9.15.    Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program (if any), or risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured in accordance with Section 10.3. Each Loan Party and its properties are insured with financially sound and reputable insurance companies with at least an “A-” rating by Best’s Rating Services which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.16.    Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased or any locations where any Collateral of any Loan Party is stored by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property, except for Collateral located for no longer than 180 days at a job site. Except as set forth in Schedule 9.16, no Person is a lessee, tenant or licensee of any real estate owned by any Loan Party. Except for Collateral located for no longer than 180 days at a job site, in the event any Loan Party purchases or leases (including any bailment) additional real estate where Collateral will be located, it shall provide no less than thirty (30) days (or such other period of time as the Administrative Agent may agree to in its reasonable discretion) prior written notice to Administrative Agent of such purchase or lease (and shall provide, with such notice, an updated Schedule 9.16) and execute and obtain all such Mortgages, Collateral Access Agreements and other documents and agreements as may be reasonably requested by the Administrative Agent. None of the Real Estate Collateral is, nor is any real estate leased by any Loan Party, subject to, any restriction, including, without limitation, zoning restrictions or recorded restrictions, that would materially reduce the value of such Real Estate Collateral or such leased real estate, or materially impair or materially restrict the use of such Real Estate Collateral or such leased real estate by any Loan Party.
9.17.    Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, when taken as a whole, true and accurate in every material respect and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information, when taken as a whole, not misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results). There are no disputes with respect to any Eligible Finance Receivables which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
9.18.    Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service marks right, and copyrights as are necessary for the conduct of the businesses of the Loan Parties (including, without limitation, with respect to the use by it and of MidCountry Bank with respect to the Consumer Lending Platform(s)), without, to the knowledge of any Loan Party, any infringement upon rights of others or without infringement upon any rights of any Loan Party, where such infringement could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
9.19.    Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
9.20.    Labor Matters. Except as set forth on Schedule 9.20, as of the Closing Date, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or, to the knowledge of the Company, threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters that singly or in the aggregate could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

9.21.    No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.
9.22.    Compliance with Laws. Each Loan Party and MidCountry Bank is in compliance in all material respects with the requirements of all Laws applicable to it or to its properties, including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B”, “W” and “Z”, the Soldiers’ and Sailors’ Civil Relief Act of 1940, the Servicemembers Civil Relief Act, the Military Lending Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other Laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, military personnel, unfair, deceptive and abusive acts or practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Laws establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances). Without limiting the generality of the foregoing, each Loan Party and MidCountry Bank is in compliance with each MOU.
9.23.    Subordinated Debt. The subordination provisions of each Subordination Agreement are enforceable against the Subordinated Lenders party thereto by the Administrative Agent and the Lenders. All Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the Subordination Agreements.
9.24.    Account and Finance Receivable Sales. No Loan Party has sold, assigned or transferred any Accounts or Finance Receivables except other than sales, assignments or transfers to a Company.
9.25.    Anti-Terrorism Laws.
(a)    No Loan Party (and, to the knowledge of each Company, no joint venture or subsidiary thereof or MidCountry Bank) is in violation of any United States Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.
(b)    No Loan Party (and, to the knowledge of each Company, no joint venture or subsidiary thereof or MidCountry Bank) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.
(c)    No Loan Party (and, to the knowledge of each Company, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d)    Each Loan Party and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
9.26.    FIS Settlement. All payments required to have been paid to Fidelity Information Services, LLC (“FIS”) under that certain Master Services Agreement effective as of June 30, 2014 between Pioneer and FIS (as amended, restated, supplemented or otherwise modified, including by that certain settlement agreement entered into effective June 10, 2015, the “Fidelity MSA”), have been paid in full, and neither Pioneer nor any other Loan Party has any further monetary obligations with respect thereto or arising in connection therewith.
9.27.    Disaster Recovery Systems. The Company and its Subsidiaries maintain commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, act in compliance therewith, and test such plans and procedures on a regular basis, and such plans and procedures have been proven effective upon such testing.
9.28.    Remediation Plans. Each Loan Party, their respective Affiliates, and MidCountry Bank have fully-performed their respective obligations under the Remediation Plans (other than administrative and ministerial obligations expressly provided for under the terms thereof), and the Loan Parties do not have any reason to believe that there are any enforcement actions that may arise in the future based on the matters giving rise to the Remediation Plans.
SECTION 10.    AFFIRMATIVE COVENANTS. Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, the Company agrees for itself and each other Loan Party, that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
10.1.    Reports, Certificates and Other Information. Furnish to the Administrative Agent:
10.1.1.    Annual Report.
(a)    Promptly when available and in any event within 90 days after the end of each Fiscal Year a copy of the annual audit report of Holdings and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets, statement of stockholders equity, and statements of earnings and cash flows of Holdings, the Companies and their Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification, by any “Big Four” or other nationally recognized independent accounting firm or by any other independent auditor of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent (provided, that, the Administrative Agent and the Lenders acknowledge that Deloitte LLP is acceptable), together with copies of each management letter, or similar letter or report received by any Loan Party from its independent certified public accountant in connection with such financial statements or any audit thereof, each certified to be complete and correct copies by a Certifying Officer.
(b)    Promptly when available and in any event within 90 days after the end of each Fiscal Year a copy of the annual audit report of the Companies and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets, statement of stockholders equity, and statements of earnings and cash flows of the Companies as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification, by any “Big Four” or other nationally recognized independent accounting firm or by any other independent auditor of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent (provided, that, the Administrative Agent and the Lenders acknowledge that Deloitte LLP is acceptable), together with copies of each management letter, or similar letter or report received by any Company from its independent certified public accountant in connection with such financial statements or any audit thereof, each certified to be complete and correct copies by a Senior Officer.
10.1.2.    Interim Reports.
(c)    Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets and incomes statements of Holdings and its Subsidiaries as of the end of such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter.
(d)    Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year), consolidated balance sheets of the Companies and their Subsidiaries as of the end of such Fiscal Quarter, together with consolidated statements of earnings and a consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, prepared in accordance with GAAP (subject to year-end adjustments and footnote disclosures) and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, certified by a Certifying Officer of the Borrowing Agent.
(e)    Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (including the last Fiscal Quarter of each Fiscal Year), consolidating balance sheets and income statements of the Companies and their Subsidiaries as of the end of such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter.
10.1.3.    Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2 for each Fiscal Quarter, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Certifying Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.13, and a written statement to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, a written statement describing it and the steps, if any, being taken to cure it, and (ii) a written statement of the Company’s management setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations.
10.1.4.    Updated Schedules to Guaranty and Collateral Agreement. Contemporaneously with the delivery of each quarterly compliance certificate, the Company shall deliver to Administrative Agent on behalf of itself and each other Loan Party, updated Schedules 4, 5, 6 and 7 to the Guaranty and Collateral Agreement.
10.1.5.    Notice of Default, Litigation and ERISA Matters. Promptly, but in no event later than three Business Days after any Senior Officer becomes aware of any of the following, written notice describing the same and the steps being taken by such Loan Party affected thereby with respect thereto:
(c)    the occurrence of an Event of Default or an Unmatured Event of Default;
(d)    any litigation, arbitration or governmental investigation or proceeding which has been instituted or, to the knowledge of the Company, is threatened against any Loan Party or to which any of the properties of any thereof is subject, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(e)    the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA), or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare benefit plan of the Company or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions to such Plan may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such Plan is or may be terminated, or that any such Plan is or may become insolvent;
(f)    any cancellation or material change (other than renewals of existing policies) in any insurance required under the Loan Documents to be maintained by any Loan Party;
(g)    any Lien (other than Permitted Liens) on any of the Collateral or on any of the Real Estate Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies under the Loan Documents;
(h)    the occurrence of any other event which could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the aggregate value of the Collateral or the Real Estate Collateral, taken as a whole, or on the Liens created hereby;
(i)    a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Finance Receivables of any Loan Party;
(j)    any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any Law) which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
10.1.6.    Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.
10.1.7.    Borrowing Base Certificates. Within 20 days of the end of each Fiscal Month, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of the Company on behalf of the Company (provided that (a) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (b) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver Borrowing Base Certificates more frequently).
10.1.8.    Roll-Forward Schedule. Within 20 days of the end of each Fiscal Month with the delivery of each Borrowing Base Certificate, a roll-forward schedule of the Company’s loan accounts receivable activity (each a “Roll-Forward Schedule”), indicating, by month, the beginning balance, receivable additions (net of refinances by MidCountry Bank or the Company), payments, charge-offs, credits, rebates, and other journal entry adjustments, in such detail as the Administrative Agent or the Required Lenders may reasonably request (provided that (a) the Company may deliver a roll-forward schedule more frequently if it chooses and (b) at any time an Event of Default exists, the Administrative Agent may require the Company to deliver a roll-forward report more frequently).
10.1.9.    Portfolio Detail Reports. Within 20 days of the end of each Fiscal Quarter, a complete, portfolio-wide credit bureau score information and such other information, and in such detail, as the Administrative Agent or the Required Lenders may reasonably request. All such reports shall include the following information for each Finance Receivable: account number, original gross receivable balance, current gross receivable balance, original tenor (in months), remaining tenor (in months), FICO score, number of days recency delinquent and number of days contractually delinquent.
10.1.10.     Projections. As soon as practicable, and in any event not later than 30 days after the commencement of each Fiscal Year, consolidated financial projections for the Company for such Fiscal Year (including balance sheet, cash flow, and income statements, with pertinent assumptions) in a manner consistent with the projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Certifying Officer of the Company on behalf of the Company to the effect that (a) such projections were prepared by the Company in good faith, (b) the Company has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

10.1.11.    Notice of Claims under the Acquisition Documents. Promptly upon becoming aware of any material breach of any representation, warranty or covenant by any party to the Acquisition Documents together with a written description of the steps being taken by the Company or the Subsidiary affected thereby.
10.1.12.    Subordinated Debt Notices. Within two Business Days of receipt or sending, as applicable, copies of any notices (including notices of default or acceleration) received from any Subordinated Lender or given by any Loan Party to any Subordinated Lender.
10.1.13.    Investment Note Debt Notices. Within two Business Days of receipt or sending, as applicable, copies of any notices of default or acceleration received from any holder of an Investment Note or given by Pioneer or any Person on behalf of Pioneer to any holder of an Investment Note.
10.1.14.    Regulatory Matters. Promptly, but in any event within three Business Days of the occurrence or commencement thereof or entry therein, notice and, to the extent not prohibited by Law or relevant Governmental Authority, detailed information pertaining to all regulatory settlements, memorandums of understanding, orders, investigations and claims, including with respect to any alleged violation of any Law, made by any Governmental Authority involving or against any Loan Party or MidCountry Bank and any change in the status thereof or the resolution or completion thereof, including, without limitation, those matters described in Schedule 9.6, which updates may be in the form of an updated Schedule 9.6, together with such other information relating thereto as the Administrative Agent may reasonably request.
10.1.15.    Other Information. Promptly from time to time, such other information and reports concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.
10.1.16.    Changes to Organizational Information. Updates to Schedule 9.1 as requested by Administrative Agent from time to time.
10.1.17.    SEC Filings. Promptly, but in any event within three Business Days, copies of all filings of the Companies or any of their Subsidiaries made with the SEC (for the avoidance of doubt, however, the Administrative Agent, shall not be required to upload or post any such SEC filings to the E-System).
10.2.    Books, Records and Inspections.
(f)    Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (provided a representative of a Loan Party shall be allowed to be present unless an Event of Default is then continuing) (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Administrative Agent, the Lenders and their representatives to inspect the Collateral, Real Estate Collateral and other tangible assets of the Loan Parties, and to inspect, examine, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to the Collateral, Real Estate Collateral and their other assets. Such inspections or examinations by the Administrative Agent described shall be at the Company’s expense, provided that so long as no Event of Default exists, the Company shall not be required to pay and/or reimburse the Administrative Agent for inspections or examinations more frequently than twice each Fiscal Year. Any Lender may accompany Administrative Agent in connection with any inspection or examination at such Lender’s expense.
(g)    In the event the Administrative Agent determines that obtaining appraisals of any of the Collateral, Real Estate Collateral or other assets of the Loan Parties is necessary in order for the Administrative Agent or any Lender to comply with applicable laws or regulations or internal guidelines applicable to similarly-situated customers, or at any time if an Event of Default shall have occurred and is continuing, the Company shall permit and shall cause each other Loan Party to permit, the Administrative Agent or any representative thereof, to perform appraisals of the Collateral, Real Estate Collateral and other assets of the Loan Parties. All appraisals performed by or on behalf of Administrative Agent while an Event of Default has occurred and is continuing shall be paid by the Company; up to one appraisal per calendar year performed by or on behalf of Administrative Agent when no Event of Default has occurred and is continuing shall be paid by the Company.
10.3.    Maintenance of Property; Insurance.
(i)    Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(j)    Within ten (10) Business Days following the written request of Administrative Agent, provide updates to Schedule 9.15.
(k)    Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon the reasonable request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. At all times, the Loan Parties shall maintain business interruption insurance reasonably acceptable to Administrative Agent. The Company shall cause each issuer of a liability, property or casualty insurance policy to provide the Administrative Agent with an endorsement (i) naming the Administrative Agent as an additional insured with respect to each policy of liability insurance and showing the Administrative Agent as lender’s loss payee with respect to each policy of property or casualty insurance, (ii) providing that 30 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. Upon the request of the Administrative Agent, the Company shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Company. Administrative Agent is authorized, but not obligated, as the attorney-in-fact for the Company, and every other Loan Party, prior to the occurrence of an Event of Default, with the Company’s consent (which consent shall not be unreasonably withheld), and upon the occurrence and during the continuance of an Event of Default, without the Company’s or any other Loan Party’s consent, (i) to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of the Company or any other Loan Party and Administrative Agent, and (iii) to endorse the Company’s or any other Loan Party’s name upon any instrument in payment thereof. Such power granted to Administrative Agent shall be deemed coupled with an interest and shall be irrevocable (until the Payment in Full of all of the Obligations). The Company shall or shall cause any other Loan Party upon request of Administrative Agent at any time to furnish to Administrative Agent updated evidence of insurance.
10.4.    Compliance with Laws; OFAC/BSA Provision; Payment of Taxes and Liabilities.
10.4.1.    Comply, and cause each other Loan Party and MidCountry Bank to comply, in all material respects, with all applicable Laws (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B”, “W” and “Z”, the Soldiers’ and Sailors’ Civil Relief Act of 1940, the Servicemembers Civil Relief Act, the Military Lending Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other Laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, military personnel, unfair, deceptive and abusive acts or practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Laws establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances).
10.4.2.    Without limiting the generality of clause (a) above, ensure, and cause each other Loan Party and MidCountry Bank to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party or MidCountry Bank is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders; and (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations. Without limiting the foregoing, Holdings, the Company and each of their Subsidiaries is and will remain in compliance in all respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by OFAC, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. Neither Holdings, the Company nor any Subsidiary or Affiliate of thereof (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. Law.
10.4.3.    Pay, and cause each other Loan Party to pay, prior to delinquency, all federal and State taxes and all withholding taxes and other governmental charges against it or any of the Collateral or any of the Real Estate Collateral, as well as other material taxes and other material claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral or on any of the Real Estate Collateral or any other asset of the Company or any other Loan Party, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of any Collateral or any portion of the Real Estate Collateral or other assets of the Company or any other Loan Party to satisfy such claim.
10.5.    Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.4) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (in each such case, other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect). At all times, Pioneer shall be a direct Wholly-Owned Subsidiary of Holdings, and each Company shall be a direct or indirect Wholly-Owned Subsidiary of Pioneer. Notwithstanding anything to the contrary in this Agreement, (A) Pioneer Services Sales Finance, Inc. may merge into any other Company, wind up its business or dissolve, provided that (1) in the case of any merger into another Company, such other Company is the surviving entity, (2) no Event of Default has occurred and is continuing at the time of such merger, winding up or dissolution, (3) the board of directors and shareholder(s) of Pioneer Services Sales Finance, Inc. and the board of directors of Pioneer, have each determined by resolution or written consent that such merger, winding up or dissolution is in the best interests of the Company, (4) such merger, winding down or dissolution is consummated in accordance with the terms of the organizational documents of Pioneer Services Sales Finance, Inc. and in compliance with all applicable Laws, and (5) the Company notifies the Administrative Agent in writing of the adoption of such resolution or written consent approving such merger, winding down or dissolution at least ten Business Days prior to the consummation thereof, and (B) Pioneer Military Insurance Company may merge into any other Company, wind up its business or dissolve, provided that (1) in the case of any merger into another Company, such other Company is the surviving entity, (2) no Event of Default has occurred and is continuing at the time of such merger, winding up or dissolution, (3) the board of directors and shareholder(s) of Pioneer Military Insurance Company and the board of directors of Pioneer, have each determined by resolution or written consent that such merger, winding up or dissolution is in the best interests of the Company, (4) such merger, winding down or dissolution is consummated in accordance with the terms of the organizational documents of Pioneer Services Sales Finance, Inc. and in compliance with all applicable Laws, and (5) the Company notifies the Administrative Agent in writing of the adoption of such resolution or written consent approving such merger, winding down or dissolution at least ten Business Days prior to the consummation thereof.
10.6.    Use of Proceeds. Use the proceeds of the Loans solely to pay Debt to be Repaid on the Closing Date, to repay Investment Notes to the extent permitted under Section 11.3(d), and to fund the purchase of Customer Notes and operations directly related thereto, including for working capital purposes consistent with the Companies’ ordinary course of business and consistent with past practices (for the avoidance of doubt, the purchase of Customer Notes for which the obligor is a military veteran and operations directly related thereto will be deemed consistent with past practices for purposes of this Agreement). In no event shall the Companies use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.
10.7.    Employee Benefit Plans.
10.7.1.    Maintain, and cause each other member of the Controlled Group to maintain, each Plan in substantial compliance with all applicable requirements of Law.
10.7.2.    Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.
10.7.3.    Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA with respect to any Pension Plan, (ii) terminate or withdraw from any Pension Plan, or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate could not have, either individually or in the aggregate, a Material Adverse Effect.
10.8.    Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property of or any other assets of any Loan Party, the Company shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets for their then current use to the extent noncompliance could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall, and shall cause each other Loan Party to, comply in all material respects with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance at any real property of any Loan Party (whether owned or leased). The Company shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating, to the Company’s knowledge, in material compliance with Environmental Laws.
10.9.    Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets (other than the Excluded Property (as such term is defined in the Guaranty and Collateral Agreement)) of the Company and each Subsidiary as well as all Capital Securities of each Subsidiary and guaranteed by each Subsidiary that is not a Company, and including, without limitation, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date, in each case as the Administrative Agent may reasonably determine, including (a) the execution and delivery of joinders, guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.
10.10.    Deposit Accounts. Unless the Administrative Agent otherwise consents in writing (in its sole discretion), within ninety (90) days following the Closing Date (or such longer period as agreed to by the Administrative Agent in its reasonable discretion), each Loan Party shall at all times maintain their principal/main operating account with the Administrative Agent, and all other deposit accounts (other than the PMIC Wells Account) with a Lender, other than deposit accounts that do not contain greater than $500,000 in the aggregate at any time.
10.11.    Tracing of Proceeds of Loans. Each Company shall maintain and cause each other Loan Party to maintain, detailed and accurate accounting and records of proceeds of the Loans and transfers of proceeds of the Loans (i) received by it from Administrative Agent or any Lender, (ii) transferred from it to any other Loan Party, and (iii) received by it from another Company. Each Company acknowledges that its ability to obtain the Loans hereunder is made possible by the fact that the Companies are co-borrowers under this Agreement and the other Loan Documents, and are operated as one enterprise. Each Company agrees that (i) the business operations of each Company and each other Loan Party are interrelated and complement one another, and such entities have a common business purpose and common management, and (ii) the proceeds of Loans hereunder will benefit each Company and each Loan Party, severally and jointly, regardless of which Company or Loan Party requests or receives part or all of any Loans. Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by Administrative Agent at Company’s expense at reasonable intervals and upon reasonable notice given by Administrative Agent to a Company.
10.12.    ERISA Compliance. The Company shall, and shall cause each of the other Loan Parties to, establish, maintain and operate all Plans and Non-ERISA Commitments to comply in all material respects with the provisions of ERISA, the Code, all other applicable requirements of Law and the respective requirements of the governing documents for such Plans and Non-ERISA Commitments.
10.13.    Purchasing Guidelines and Credit Policy. The Company shall maintain its Purchasing Guidelines and Credit Policy as in effect on the Closing Date without material change and shall obtain the prior written consent of the Administrative Agent before changing any of the same in any material respect, other, in each case, for changes related to the addition of veterans as eligible obligors.
SECTION 11.    NEGATIVE COVENANTS. Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are Paid in Full, the Company agrees for itself and each Loan Party that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:
11.1.    Debt. Not, and not permit any other Loan Party (other than Holdings) to, create, incur, assume or suffer to exist any Debt, except:
(h)    Obligations under this Agreement and the other Loan Documents;
(i)    Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof;
(j)    The Intercompany Notes, provided (1) such Debt shall not at any one time exceed $450,000,000 outstanding in the aggregate, (2) such Debt shall be evidenced by one or more demand promissory notes in the form of Exhibit J and pledged and delivered to Administrative Agent pursuant to the Collateral Documents, (3) such Debt accrues interest at a rate not to exceed the Prime Rate, and (4) such Debt is at all times subordinate to the Obligations in a manner and to the extent satisfactory to the Administrative Agent;

(k)    Debt described on Schedule 11.1 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate;
(l)    Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);
(m)    Contingent Liabilities listed on Schedule 11.1;
(n)    Unsecured Guaranties by the Company and/or its Subsidiaries in respect of Debt of the Company or its domestic Subsidiaries permitted by this Section 11.1;
(o)    Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five (5) Business Days after its incurrence;
(p)    Hedging Obligations incurred in favor of Administrative Agent, or any of its Affiliates, for bona fide hedging purposes and not for speculation or as required pursuant to the terms of this Agreement;
(q)    Lending License Bonds permitted under this Agreement;
(r)    the Investment Note Debt, provided that the aggregate principal amount thereof shall not exceed the Investment Note Cap at any time; and
(s)    the Subordinated Debt, not to exceed $25,000,000 in the aggregate at any time outstanding, provided that a Subordination Agreement (or other manner of subordination approved by the Administrative Agent) is in effect with respect thereto and not being challenged in any respect by any Person.
11.2.    Liens. Not, and not permit any other Loan Party (other than Holdings) to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:
(l)    Liens for taxes, fees, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;
(m)    Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) for sums not overdue by more than thirty (30) days or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves to the extent required under GAAP.
(n)    Liens described on Schedule 11.2 as of the Closing Date and any renewals or extensions thereof, provided that (i) the nature of the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 11.1(d);
(o)    subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased or any other property that is leased from the same lessor), and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that, with respect to this clause (ii), any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;
(p)    attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(q)    with respect to any Real Property Collateral, easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party or which materially reduce the value of the affected property;
(r)    Liens granted to the Administrative Agent under or in connection with any Loan Document or any cash collateral delivered to Administrative Agent in connection therewith or any Collateral Document;
(s)    the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);
(t)    the right of set-off in favor of a bank or other depository institution arising as a matter of law encumbering deposits and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(u)    Liens in favor of landlords of real property and other third parties on funds deposited with such landlords or such other third parties as security if so deposited in the ordinary course of business pursuant to the applicable leases or contracts negotiated on an arm’s-length basis;
(v)    rights of lessors under personal property leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement and filed as a precautionary filing, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease;

(w)    leases or subleases, and non-exclusive licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and the Subsidiaries, taken as a whole;
(x)    Liens attaching solely to cash earnest money deposits made by the Company or any of the Subsidiaries in the ordinary course of business in connection with any letter of intent or purchase agreement in respect to any Investment permitted hereunder;
(y)    Lending License Bonds permitted under this Agreement;
(z)    Liens in favor of Pioneer securing the Intercompany Notes, provided such Liens are at all times subordinate to the Liens of the Administrative Agent in a manner and to the extent satisfactory to the Administrative Agent; and
(aa)    Liens arising from precautionary Uniform Commercial Code financing statements entered into in connection with any transaction otherwise permitted under this Agreement.
11.3.    Restricted Payments. Not, and not permit any other Loan Party (other than Holdings) to, (i) make any distribution or pay any dividend to any holders of its Capital Securities, including any interest, distribution or dividend on any preferred Capital Securities, (ii) purchase or redeem any of its Capital Securities, (iii) pay any management, service or consulting fees or similar fees, or any cost, expense or liability reimbursements of payments under any fee sharing arrangement, or to, or enter into any agreement to make any such payments or reimbursements with, any of its equity holders or any Affiliate thereof, (iv) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Debt (but not including the Obligations), prior to its stated maturity or amortization schedule, (v) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of the Subordinated Debt or the Investment Note Debt, or make any payment of principal, interest (other than capitalized interest not paid in cash or other property), fees or otherwise on the Subordinated Debt or the Investment Note Debt, including any prepayment, or (vi) set aside funds for any of the foregoing, except:
(a)    any Subsidiary may make a Restricted Payment to the Company or to a domestic Wholly-Owned Subsidiary;
(b)    Pioneer may pay to Holdings, within 120 days of the end of each Fiscal Year, dividends for that Fiscal Year declared in the ordinary course of business, provided that (i) such dividends are in an amount no greater than 50% of the Consolidated Net Income for that Fiscal Year, (ii) no Event of Default or Unmatured Event of Default exists or would result therefrom, and (iii) the Company is in pro forma compliance (after giving effect to the making of such dividends) with the covenants in Section 11.13 as of the last day of the then most-recently completed Computation Period;
(c)     Pioneer may prepay the Subordinated Debt at any time that (1) no Event of Default or Unmatured Event of Default exists or would result therefrom, (2) the Company is in pro forma compliance (after giving effect to such redemption) with the covenants in Section 11.13 as of the last day of the then most-recently completed Computation Period, (3) the Company has on a pro forma basis (after giving effect to such redemption), Excess Availability under the Revolving Commitment of at least $5,000,000, and (4) subject to the terms of the applicable Subordination Agreement;

(d)    Pioneer may prepay the amount outstanding under any Investment Notes at any time that (1) no Event of Default or Unmatured Event of Default exists or would result therefrom, (2) the Company is in pro forma compliance (after giving effect to such redemption) with the covenants in Section 11.13 as of the last day of the then most-recently completed Computation Period, (3) the Company has on a pro forma basis (after giving effect to such redemption), Excess Availability under the Revolving Commitment of at least $5,000,000, and (4) subject to the terms of the applicable Subordination Agreement; and
(e)    So long as no Unmatured Event of Default or Event of Default exists or would result therefrom, the Loan Parties may make payments and reimbursements to any other Loan Party or MidCountry Bank as required under the LSMS Agreement, the Expenses Sharing Agreement, and the Affiliate Fee Sharing Agreement, as each of the foregoing exists on the Closing Date, as the same may be amended, restated, supplemented, or otherwise modified from time to time in compliance with the terms and conditions of this Agreement.
11.4.    Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (ii) sell, transfer, convey or lease all or any part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), or (iii) sell or assign with or without recourse any Accounts, Finance Receivables, or other receivables, except for:
(k)    mergers, consolidations, sales, transfers, conveyances, leases or assignments of or by any Wholly-Owned Subsidiary into the Company (if the Company is the surviving entity) or into any other domestic Wholly-Owned Subsidiary of the Company;
(l)    (i) the Disposition of any Equipment that is obsolete or worn-out equipment or not used or useful in the Loan Parties’ business, (ii) the sale or lease of inventory in the ordinary course of business, (iii) other Dispositions (other than with respect to any Accounts, Finance Receivables or other receivables) in any Fiscal Year the Net Cash Proceeds of which do not in the aggregate exceed $250,000, and (iv) sales, leases or subleases of any real property that is not Collateral;
(m)    loss, destruction, or damage of any asset of any Loan Party, or the taking of any asset of any Loan Party, by condemnation confiscation, or other similar action, so long as the Insurance Proceeds therefrom are applied in accordance with Section 6.3.2(a)(iv);
(n)    sales, assignments or transfers of Finance Receivables from one Company to another Company; and
(o)    dispositions of Cash Equivalents.
11.5.    Modification of Organizational Documents. Unless approved in advance in writing by the Administrative Agent, (i) not permit the charter, bylaws, operating agreement, or other organizational documents of any Loan Party (other than Holdings) to be amended or modified, including, without limitation, any provision regarding any preferred Capital Securities, other than ministerial modifications or changes, (ii) not change, or allow any Loan Party to change, its state of formation or its organizational form.

11.6.    Modification of Subordinated Debt Documents; Investment Note Documents. Unless approved in advance in writing by the Administrative Agent, not permit or agree to any amendment, modification or restatement of any of (i) the Subordinated Debt Documents unless such amendment or modification is permitted by the terms of the applicable Subordinated Debt Documents and of the applicable Subordination Agreement, or (ii) the Investment Note Documents.
11.7.    Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates which is on terms that are materially less favorable than are reasonably obtainable from any Person which is not one of its Affiliate. For the avoidance of doubt, the obligations set forth in the preceding sentence applies to transactions otherwise permitted by this Agreement between or among Loan Parties, including, without limitation, the LSMS Agreement, the Affiliate Fee Sharing Agreement, and the Expense Sharing Agreement.
11.8.    Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into, or be a party to, any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Loan Party to (i) pay dividends or make other distributions to another Loan Party, or pay any Debt owed to a Loan Party, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) restrictions or conditions imposed by any agreement relating to purchase money Debt and Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (B) customary provisions in leases and other contracts restricting the assignment thereof, (C) agreements and licenses entered into by a Loan Party in the ordinary course of business containing customary provisions restricting the assignment of such agreements, (D) contractual encumbrances or restrictions in effect under Debt disclosed on Schedule 11.1, (E) any restriction imposed pursuant to an agreement entered into for the sale or disposition of Capital Securities or assets not prohibited by this Agreement, (F) any restrictions imposed by any agreement relating to secured Debt permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Debt, (G) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 11.8, and (H) any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary and such agreement does not apply to assets of the Company or any other Subsidiary.
11.9.    Business Activities; Issuance of Equity.
11.9.1.    Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.
11.9.2.    Not, and not permit any Subsidiary of a Company to, issue any Capital Securities other than any issuance by a Subsidiary to the Company or another Subsidiary; provided, however that at all times (A) 100% of the Capital Securities of each Subsidiary of the Company are pledged to the Administrative Agent and subject to the Administrative Agent’s first priority perfected Lien and (B) 100% of the Capital Securities of each Company are pledged to the Administrative Agent and subject to the Administrative Agent’s first priority perfected Lien (except as otherwise provided in the Guaranty and Collateral Agreement with respect to the Capital Securities of Pioneer).

11.10.    Investments. Not, and not permit any other Loan Party (other than Holdings) to, make or permit to exist any Investment (including for the avoidance of doubt, any Acquisition) in any other Person, except the following:
11.10.1.    contributions by the Company to the capital of any domestic Wholly-Owned Subsidiary if such domestic Wholly-Owned Subsidiary is a Company hereunder;
11.10.2.    Unsecured Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;
11.10.3.    bank deposits in the ordinary course of business to the extent permitted by this Agreement;
11.10.4.    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business;
11.10.5.    Investment consisting of intercompany Debt permitted by Section 11.1(c);
11.10.6.    cash and Cash Equivalent Investments; and
11.10.7.    Investments listed on Schedule 11.10 as of the Closing Date.
provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements (so long as Administrative Agent has a first priority Lien in such Cash Equivalent Investments); and (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.
11.11.    Fiscal Year; Tax Status. Not change its Fiscal Month, Fiscal Quarter or Fiscal Year from that set forth on Schedule 1.1B; not change its Tax status to that of an “S” Corporation under the Code.
11.12.    Restrictions on Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, any material agreement to which any Loan Party is a party, if, in any case, such amendment, modification or waiver could reasonably be expected to result in a Material Adverse Effect; enter into any management agreement without the Administrative Agent’s prior written consent.
11.13.    Financial Covenants.
11.13.1.    Maximum Leverage. Not permit, as of the last day of any Computation Period, the ratio of Total Unsubordinated Liabilities for that Computation Period to Tangible Net Worth for that Computation Period to exceed the applicable ratio set forth below:

Computation Period Ending	Ratio of Total Funded Debt to EBITDA
Last day of each fiscal quarter ending on or before each March 31, June 30, September 30 and December 31, beginning with December 31, 2015	3.00 to 1.00

In this Agreement, the following definitions apply:

Loss Reserve Shortfall -- means, with respect to the Company as of any date of determination, the difference, if a negative number, between (i) the allowance for loan losses shown on the Company’s then-most-recent financial statements, and (ii) actual gross charge-offs of Gross Finance Receivable Amounts (net of cash recoveries on any such charge-offs) during the four Fiscal Quarter period then most-recently ended.

Tangible Net Worth -- means, with respect to the Company and determined on a consolidated basis as of a given date of determination, the sum of (i) the book value of the Company’s “shareholder’s equity” as shown on the consolidated balance sheet of the Company, plus (ii) the aggregate outstanding balance of all Subordinated Debt, plus (iii) the aggregate outstanding principal balance of all Investment Note Debt, minus (iv) the book value of the Company’s Intangible Assets as shown on the consolidated balance sheet of the Company, and plus (v) the then applicable Loss Reserve Shortfall.

Total Unsubordinated Liabilities -- means, with respect to the Company and determined on a consolidated basis, the aggregate outstanding balance of all liabilities as shown on the Company’s balance sheet minus the aggregate outstanding balance of all Subordinated Debt and minus the aggregate outstanding balance of all Investment Note Debt.

11.13.2.    Minimum Loss Reserve. Not permit, as of the last day of any Computation Period, the Minimum Loss Reserve to be less than 12. “Minimum Loss Reserve” means the amount obtained by multiplying (1) twelve by (2) the quotient obtained by dividing (A) the allowance for loan losses shown on the Company’s then-most-recent Fiscal Month-end balance sheet by (B) net charge-offs of Gross Finance Receivable Amount during the twelve month period ending with the then-most-recently-completed Fiscal Month as reported on the income statement for that Fiscal Month.
11.13.3.    Cash Collections. Not permit, as of the last day of any Computation Period, the average Cash Collection Percentage for all Fiscal Months during that Computation Period to be less than 4.55%. “Cash Collection Percentage” means, the ratio, expressed as a percentage, with respect to a given Fiscal Month, of (a) cash principal payments received (net of refinanced amounts purchased by the Company) on Finance Receivables during that Fiscal Month, to (b) the Gross Finance Receivable Amount as of the first day of that Fiscal Month.
11.13.4.    Minimum Fixed Charge Coverage Ratio. Not permit, as of the last day of any Computation Period, the ratio for the Companies and their Subsidiaries, of (A) the net result of (i) EBITDA, plus (ii) provision for loan losses, minus (iii) federal, state and local income taxes paid in cash, minus (iv) cash distributions and dividends paid in compliance with this Agreement, and minus (v) Capital Expenditures, in each case without duplication and for that Computation Period, to (B) Fixed Charges for the Computation Period, to be less than 1.35 to 1.00. “Fixed Charges” means for any period of calculation, without duplication, (i) cash Interest Expense, plus (ii) the greater of (A) zero dollars and (B) all payments of principal of Total Funded Debt (excluding the Revolving Loan and principal payments paid on the Prior Term Loan), net of Net Cash Proceeds received from the issuance of Investment Notes.
11.14.    Restrictions on Subsidiaries. Create or acquire any Subsidiaries unless the deliveries required by this Agreement are met and simultaneously with the creation or acquisition thereof, the Company has caused the Administrative Agent to have a first priority perfected Lien on all the Capital Securities of such Subsidiary and on all of such Subsidiaries assets (to the extent required by the Guaranty and Collateral

Agreement) and such Subsidiaries execute a joinder to the Guaranty and Collateral Agreement as a Grantor and a joinder to this Agreement as a Company. No Company shall create or acquire a Foreign Subsidiary.
11.15.    Assets as Plan Assets. The Company shall not permit any of the assets of the Company or any other Loan Party to constitute, for any purpose of ERISA or Section 4975 of the Code, assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code.
11.16.    Consumer Lending Platform. The Company shall not (1) make any material change to any Consumer Lending Platform that could reasonably be expected to have a Material Adverse Effect, (2) replace any Consumer Lending Platform (except that the Company may discontinue the use of the Oracle Daybreak system at any time following the Closing Date provided that the other Consumer Lending Platforms in place on the Closing Date (including those deemed to be in place on the Closing Date pursuant to the definition of Consumer Lending Platforms) or otherwise approved by the Administrative Agent and the Required Lenders as required hereunder are fully operational and provide all functionality necessary to conduct the business of the Company in the ordinary course and consistent with past practices), (3) amend, or modify any System Acquisition Agreement existing on the Closing Date that could reasonably be expected to have a Material Adverse Effect, (4) enter into a System Acquisition Agreement that is not existing on the Closing Date, or (5) amend, modify, restate or replace the eOriginal Agreement except in case of this clause (4) if an Event of Default is not continuing then the fees thereunder may be increased, unless, in the case of the events described clauses (2), (3) and (4) above, the Company first obtains prior written consent of the Administrative Agent and the Required Lenders.
11.17.    Lending License Bonds. Not to furnish Lending License Bonds other than the currently-existing Lending License Bonds identified in Schedule 11.17 and future Lending License Bonds that, in each case, satisfy all of the following conditions in full: (a) such Lending License Bond is a condition to Pioneer or one of other Companies obtaining a Lending License in a particular state in order to satisfy such state’s Licensing Requirements, (b) with the addition of such Lending License Bond, the aggregate amount of all such Lending License Bonds for the Companies does not exceed $250,000 in any particular state, and (c) with the addition of such Lending License Bond, the aggregate amount of all Lending License Bonds of the Companies does not exceed $1,500,000 in the aggregate at any one time. Any Lending License Bond which does not meet all of the requirements set forth in this Section will require the prior approval of the Administrative Agent and the Required Lenders.
SECTION 12.    EFFECTIVENESS; CONDITIONS OF LENDING, ETC. The obligation of each Lender to make its Loans is subject to the following conditions precedent:
12.1.    Initial Credit Extension. The obligation of the Lenders to make the initial Loans is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that:
12.1.2.    Debt to be Repaid. All Debt to be Repaid have each been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated.
12.1.3.    No Material Adverse Change. Since September 30, 2014, there shall have been no material adverse change in the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole.
12.1.4.    Financial Statements. The Administrative Agent and the Lenders shall have determined to their satisfaction that the financial statements described below, as furnished to the

Administrative Agent and the Lenders and other information furnished to the Administrative Agent by the Company after giving effect to the consummation of the financings and transactions contemplated hereby as if such transactions had occurred on such date, are consistent in all material respects with the sources and uses of cash as previously described to the Administrative Agent and the Lenders and (i) for the periods ended on or before the Closing Date, fairly and accurately reflect the business and financial condition of Holdings and its Subsidiaries and the Companies, respectively, their respective cash flows and the results of their operations for such periods in accordance with GAAP, and (ii) for the periods that will end after the Closing Date, fairly and accurately forecast the business and financial condition of Holdings and its Subsidiaries and the Companies, respectively, cash flows, and the results of their operations for such periods in accordance with GAAP.
12.1.5.    Deliverables. The Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Closing Date”):
(a)    Financial Statements. The audited financial statements for Holdings and its Subsidiaries for Fiscal Years 2012, 2013, 2014, and 2015, the audited financial statements for the Companies and their Subsidiaries for Fiscal Years 2012, 2013 2014, and 2015, the interim unaudited financial statements through June 30, 2015 for Holdings and its Subsidiaries, the interim unaudited financial statements through June 30, 2015 for the Companies, and the projections of the Companies’ financial condition (in each case income statements, balance sheets and cash flow statements) and results of operations, on a Fiscal Year basis for Fiscal Years 2016, 2017 and 2018.
(b)    Notes. One or more Notes for each Lender if requested by a Lender.
(c)    Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws or operating agreement (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents and authorized to submit a Notice of Borrowing (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
(d)    Consents, etc. Certified copies of all documents evidencing any necessary corporate, limited liability or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the Loan Documents, and the documents referred to in this Section 12.1. The Loan Parties shall have obtained all governmental and material third party approvals necessary in connection herewith, the financing contemplated hereby, and the continuing operations of the Loan Parties on terms reasonably satisfactory to the Administrative Agent and shall be in full force and effect.

(e)    Disbursement Direction Letter. A disbursement direction letter requesting the funding of the initial Revolving Loan.
(f)    Guaranty and Collateral Agreement. A counterpart of the Guaranty and Collateral Agreement executed by each Loan Party, together with all items required to be delivered in connection therewith.
(g)    Opinions of Counsel. Opinions of counsel for each Loan Party.
(h)    Field Exam; Financial Due Diligence.  A field exam of the Companies performed by or on behalf of Administrative Agent.
(i)    Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(c), together with endorsements evidencing that the Administrative Agent has been named as an additional insured or lender’s loss payee, as applicable, on all related insurance policies.
(j)    Collateral Access Agreements. Collateral Access Agreements as required by Administrative Agent.
(k)    Closing Financial Conditions. Evidence reasonably satisfactory to Administrative Agent of compliance with the covenants contained in Section 11.13 as of the Closing after giving effect to the transactions contemplated hereby.
(l)    Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent).
(m)    Solvency Certificate. A Solvency Certificate executed by a Certifying Officer of the Company.
(n)    Borrowing Base Certificate. A Borrowing Base Certificate as of November 30, 2015, with respect to the Company, but dated as of the Closing Date.
(o)    Search Results; Lien Terminations. Certified copies of UCC search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other UCC termination statements as the Administrative Agent may reasonably request.
(p)    Filings, Registrations and Recordings. Each document (including UCC financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior to any other Liens, in proper form for filing, registration or recording. On the Closing Date, there is no Real Estate Collateral.
(q)    Closing Certificate. A certificate executed by an officer of the Company on behalf of the Company certifying the matters set forth in Section 12.2 as of the Closing Date.
(r)    Capital Structure. The final capital structure of the Loan Parties shall be acceptable to the Administrative Agent and the Lenders.
(s)    LSMS Agreement. The LSMS Agreement.
(t)    Other. Such other documents as the Administrative Agent or any Lender may reasonably request including without limitation, those items listed on the documents and requirements list attached hereto as Exhibit F.
12.2.    Conditions. The obligation of each Lender to make each Loan is subject to the following further conditions precedent that, both before and after giving effect to any borrowing, the following statements shall be true and correct:
(f)    the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (without duplication of materiality qualifiers in any such representations and warranties) on or as of the date made or deemed made, or any schedule, is false or misleading in any material respect (without duplication of materiality qualifiers in any such schedule, certificate, financial statement, report, notice or other writing) on the date as of which the facts therein set forth are stated or certified (provided that, if such schedules are updated in accordance with Section 10.1.4, such condition shall be deemed satisfied during the period from the last delivered Compliance Certificate if such schedules were true and correct in all material respects as of the date of such last delivered Compliance Certificate); and
(g)    no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.
12.3.    Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan and signed by a duly authorized representative of the Company as to the matters set out in Section 12.2 (it being understood that each request by the Company for the making of a Loan shall be deemed to constitute a representation and warranty by the Company that the conditions precedent set forth in Section 12.2 will be satisfied at the time of the making of such Loan), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.
SECTION 13.    EVENTS OF DEFAULT AND THEIR EFFECT.
13.1.    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.4.    Non-Payment of the Loans, etc. The failure (a) to pay when due the principal of any Loan; or (b) to pay within two (2) days after the same shall become due any interest, fee, or other amount payable by the Company hereunder or under any other Loan Document.
13.1.5.    Non-Payment of Other Debt. The occurrence of any of the following:
(o)    any default shall occur under the terms applicable to any Debt of any Loan Party exceeding $1,000,000 and such default shall (i) consist of the failure to pay such Debt when due, after giving effect to any cure periods in any documents relating to such Debt, whether by acceleration or otherwise, or (ii) permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity, or (iii) such holders of such Debt shall accelerate the maturity, of such Debt;
(p)    any breach or default with respect to the Subordinated Debt or under the Subordinated Debt Documents, or the acceleration or attempted acceleration of the Subordinated Debt, or the exercise of any enforcement right or remedy against any Loan Party or any of their respective assets by any Subordinated Lender; or
(q)    any breach or default with respect to the Investment Note Debt or under the Investment Note Documents, or the acceleration or attempted acceleration of the Investment Note Debt, or the exercise of any enforcement right or remedy against any Loan Party or any of their respective assets by any holder of an Investment Note.
13.1.6.    Other Material Obligations. Default in the payment when due, or in the performance or observance of, any obligation or covenant or representation or warranty of, or condition agreed to by, any Loan Party with respect to any agreement, contract or lease, where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; any breach or default (after giving effect to any applicable notice or cure periods or any written waiver thereof given within seven (7) days following the expiration of the applicable notice or cure period, if any) by any Company or any Affiliate of any Company under the eOriginal Agreement or any System Acquisition Agreement, or the termination for any reason prior to its stated termination date (as each such termination date exists on the date hereof or any renewals thereof) of the eOriginal Agreement or any System Acquisition Agreement, or the eOriginal Agreement or any System Acquisition Agreement ceases to be in full force and effect.
13.1.7.    Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any Debtor Relief Law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.8.    Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 6.3.2(a), 6.3.2(b), 6.3.2(c), 10.1, 10.2, 10.3, 10.4 10.5, 10.6, 10.10, 10.12, or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13 for which no other grace period is specified) and continuance of such failure described in this clause (b) for 30 consecutive days.
13.1.9.    Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect (without duplication of materiality qualifiers in any such representation or warranty) on or as of the date made or deemed made, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect (without duplication of materiality qualifiers in any such schedule, certificate, financial statement, report, notice or other writing) on the date as of which the facts therein set forth are stated or certified (provided that, if such schedules are updated in accordance with Section 10.1.4, no such default shall occur hereunder during the period from the last delivered Compliance Certificate if such schedules were true and correct in all material respects as of the date of such last delivered Compliance Certificate).
13.1.10.    Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination the Company or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation with respect to such Pension Plan, in excess of $500,000 individually or in the aggregate; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and, with respect to such Lien the Company could reasonably be expected to actually incur liability in excess of $500,000; (c) the failure to pay any Unfunded Liability in an aggregate amount in excess of $500,000 within the time periods required by Law or required by any written agreement between any Loan Party and any governmental authority, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $500,000 individually or in the aggregate.
13.1.11.    Judgments. Final judgments (unless covered by insurance subject to customary deductibles) or in the aggregate shall be rendered against any Loan Party in an aggregate amount not to exceed $500,000 (to the extent not covered by insurance) and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.
13.1.12.    Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.
13.1.13.    Guaranty. Any Loan Party or any other Person shall contest in any manner the validity, binding nature or enforceability of any guaranty of the Obligations (including the Guaranty and Collateral Agreement) or shall assert the invalidity or unenforceability of, or deny any liability under, any guaranty of the Obligations (including the Guaranty and Collateral Agreement) or any Loan Party fails to comply with any of the terms or provisions of any guaranty of the Obligations (including the Guaranty and Collateral Agreement), or any representation or warranty of any Loan

Party is false in any material respect or any covenant is breached by any Loan Party herein or in any Guaranty of the Obligations (including the Guaranty and Collateral Agreement).
13.1.14.    Change of Control. A Change of Control shall occur.
13.1.15.    Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, including, without limitation, the Subordination Agreement, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including any Subordinated Lender) shall contest in any manner the validity, binding nature or enforceability of any such provision, or the Obligations shall for any reason not have the priority contemplated by the Subordination Agreement.
13.1.16.    Cessation of Purchase of Military Loans. The Company, for reasons other than complying with applicable regulatory requirements, does not continue to purchase small loans to military personnel or families from MidCountry Bank in the ordinary course of business consistent with past practices without first obtaining the prior written consent of the Administrative Agent and the Required Lenders; provided, however, that in the event that any Company is required due to regulatory requirements to cease purchasing loans originated by MidCountry Bank, the Company shall still be permitted to originate loans directly from consumers or purchase loans from other businesses who originate them directly from consumers using their state licenses in the manner they currently do business without such action being deemed to be an Event of Default hereunder.
13.1.17.    Change in Law. Any Change in Law shall prohibit the Companies from continuing to purchase small loans to military personnel or families from MidCountry Bank in the ordinary course of business consistent with past practices.
13.1.18.    MOU. Any breach of any MOU by any Loan Party, MidCountry Bank, or any of their respective Subsidiaries or Affiliates bound by the terms of that MOU.
13.1.19.    Affiliate Agreement. Any breach or default (after giving effect to any applicable notice or cure periods) of the LSMS Agreement, the Expenses Sharing Agreement, or the Affiliate Fee Sharing Agreement by any Loan Party, MidCountry Bank, or any of their respective Subsidiaries or Affiliates.
13.1.20.    Material Adverse Effect. The occurrence of any event or circumstance which could reasonably be expected to give rise to a Material Adverse Effect.
13.1.21.    Fiserv Collateral Assignment. Fiserv Solutions, LLC, a Wisconsin limited liability company (“Fiserv”) sends a notice of non-renewal of that certain Collateral Assignment of Master Agreement of even date herewith by and among Pioneer, Administrative Agent and Fiserv (as amended, restated, supplemented, or otherwise modified from time to time, the “Fiserv Collateral Assignment”), or Fiserv otherwise terminates the same or disclaims any further liabilities or obligations thereunder prior to the expiration thereof in accordance with its terms; provided, however, the foregoing shall not constitute an Event of Default if, (1) prior to the 90th day before the end of the then-current term of the Fiserv Agreement or the ASP Services Exhibit thereto, as applicable, Pioneer sends written notice of non-renewal of the Fiserv Agreement to Fiserv, thereby preventing the Fiserv Agreement from renewing for an additional period, and (2) prior to the date on which Fiserv ceases providing services to Pioneer under the applicable System Acquisition Agreement, (A) Fiserv is replaced with a new service provider satisfactory to the Required Lenders pursuant to a new

System Acquisition Agreement approved in advance in writing by the Required Lenders, and (B) Administrative Agent receives a collateral assignment of such new service provider’s System Acquisition Agreement in form and substance satisfactory to Administrative Agent.
13.2.    Effect of Event of Default.
13.2.2.    If any Event of Default described in Section 13.1.4 shall occur in respect of the Company (regardless as to whether the time periods specified therein shall have expired), the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable), all without presentment, demand, protest or notice of any kind.
13.2.3.    If practical, the Administrative Agent shall use its reasonable efforts to promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration nor result in liability of any kind or nature to Administrative Agent and the Lenders.
13.2.4.    Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.
13.2.5.    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies against the Company and each other Loan Party granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, and all rights and remedies of a creditor under any applicable Law or at equity.
13.2.6.    Following the occurrence and declaration of an Event of Default by the Agent under this Agreement, the Administrative Agent may exercise its rights under the LSMS Agreement as set forth therein.
13.3.    Joint and Several. Each Obligation and liability of each Company, are the joint and several obligations of each Company, and Administrative Agent and the Lenders may proceed directly against any Company, or all of the Companies, any Loan Party, any Guarantor, or any Collateral or the Real Estate Collateral, or all of the foregoing, or any one of the foregoing or any combination of the foregoing, without first proceeding against Company, any other Loan Party, any Guarantor or any Collateral or the Real Estate Collateral, or without joining all Persons liable or potentially liable for any portion of the Obligations in one action. Each Company shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Company regardless of whether any Loan was only requested by or on behalf of or made to any other Company or the proceeds of any Loan were used only by or on behalf of any other Company or any indemnification Obligation or any other Obligation arose only as a result of the action of any other Company. If any Company makes a payment in respect of the Obligations hereunder and under the other Loan Documents, it shall have the rights of contribution described in this Section below against the other Company or Companies; provided that such Company shall not exercise its right of contribution until all of the Obligations are Paid in Full; provided, however, that Administrative Agent is hereby granted a Lien and security interest in such right of contribution and may enforce such right upon the occurrence and during the continuance of an Event of Default. It is the intent of each Company, the Administrative Agent and each Lender that each Company’s maximum obligation to repay the Obligations hereunder and under the other Loan Documents (the “Obligation Limit”) shall not exceed the greater of (i) the amount actually borrowed or received directly or indirectly by such Company with respect thereto and (ii) the amount which is $1.00 less than the amount which, if recorded by such Company as a liability, would render such Company not solvent. To the extent that any Company makes a payment on any of the Obligations (a “Obligation Payment”), such Company (the “Entitled Company”) is entitled to contribution and indemnification from, and reimbursement by, each other Company (a “Contributing Company”) in the amount of the Contribution Obligation of such Contributing Company hereunder. The “Contribution Obligation” of a Contributing Company with respect to the Obligation Payment of an Entitled Company is an amount equal to the greater of (1) the lesser of (x) such Contributing Company’s Obligation Limit at the time the Obligation Payment is made and (y) such Contributing Company’s Allocable Share of the Obligation Payment, and (2) the amount of all proceeds from the Obligations actually received by such Contributing Company or applied by the recipient thereof directly or indirectly for the benefit of such Contributing Company, less the sum of any repayments thereof and any Obligation Payments made by such Contributing Company prior to the time the applicable Obligation Payment is made. The “Allocable Share” of a Contributing Company is a fraction, the numerator of which is such Contributing Company’s Obligation Limit at the time the applicable Obligation Payment is made and the denominator of which is the sum of the Obligation Limits of all of the Contributing Companies (plus a similarly computed amount for any other Loan Party or Guarantor which has a similar obligation to make a contribution) as of such time.
13.4.    Setoff. The Company agrees for itself and each other Loan Party that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable Law, and in addition thereto, the Company, for itself and each other Loan Party. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender, and each of their respective Affiliates is hereby authorized at any time and from time to time to, and each Lender shall at the direction of the Administrative Agent, to the fullest extent permitted by applicable Law, set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency), including, without limitation, the Obligations, at any time owing by the Administrative Agent, such Lender, or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent, each Lender, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, or their respective Affiliates may have. If practical, the Administrative Agent and each Lender agree to use reasonable efforts to notify the Company and the Administrative Agent promptly after any such setoff and application by it (or its Affiliates), provided that the failure to give such notice shall not affect the validity of such setoff and application or result in any liability to the Administrative Agent or any other Lender.
13.5.    Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Subsection shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Subsection shall apply).
The Company for itself and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and each other Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company and each other Loan Party in the amount of such participation.
13.6.    Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any Debtor Relief Laws; provided, however, that (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). For purposes of this Section 13.6, the term “Credit Bid” shall mean, an offer submitted by Administrative Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.
SECTION 14.    THE AGENT.
14.1.    Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law and the parties hereto hereby disclaim any such fiduciary relationship and duties. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
14.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
14.3.    Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of the Company or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates.
14.4.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, PDF, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
14.5.    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.
14.6.    Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Administrative Agent.
14.7.    Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents or the other Loan Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.
14.8.    Administrative Agent in Individual Capacity. The PrivateBank and Trust Company and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though The PrivateBank and Trust Company were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, The PrivateBank and Trust Company or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), The PrivateBank and Trust Company and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though The PrivateBank and Trust Company were not the Administrative Agent, and the terms “Lender” and “Lenders” include The PrivateBank and Trust Company and its Affiliates, to the extent applicable, in their individual capacities.
14.9.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
14.10.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 5, and Sections 15.5 and 15.17) allowed in such judicial proceedings; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 5, and Sections 15.5 and 15.17.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
14.11.    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger,” if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
14.12.    Collateral Matters. Each Lender authorizes and directs the Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. The Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and all Obligations being Paid in Full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d) (it being understood that the Administrative Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.12. Each Lender hereby authorizes the Administrative Agent to give all notices and take all actions in connection with any Subordinated Debt or Investment Note Debt in its discretion or at the discretion and direction of Required Lenders. Each Lender acknowledges and agrees that the Administrative Agent is authorized to execute and deliver the Subordination Agreement on behalf of such Lender and each Lender agrees to be bound by the terms, conditions and provisions of the Subordination Agreement as if it had executed the Subordination Agreement. Each Lender agrees that the Administrative Agent is authorized to act on its behalf for all matters pertaining to the Subordination Agreement and the Investment Note Documents.
14.13.    Restrictions on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the a commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.
14.14.    Materials. Each Company and each Lender hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Companies hereunder by posting such materials or information on E-Systems. Without limiting the generality of the foregoing, Administrative Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.
SECTION 15.    GENERAL.
15.1.    Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Company (solely with respect to any amendment or modification) and the Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Company (solely with respect to any amendment or modification) and the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Unmatured Events of Default or Events of Default shall not constitute an increase of the Commitment of any Lender); (b) extend the date scheduled for payment of any principal (excluding voluntary or mandatory prepayments)

of, or interest on, the Loans, or any fees payable hereunder without the written consent of each Lender directly affected thereby; (c) reduce the principal amount of any Loan (excluding voluntary or mandatory prepayments), the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as may be provided for in this Agreement) (provided that a non-payment default waiver of default interest or change to a financial covenant ratio shall not constitute a reduction in the rate of interest); (d) release any party from its obligations under the Guaranty and Collateral Agreement or all or any substantial part of the Collateral or Real Estate Collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders; or (e) change Section 7.4 or Section 13.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 8.7(b); provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
15.2.    Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.
15.3.    Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile or other electronic transmission (including PDF format)) and shall be sent to the applicable party at its address shown on Annex B or on such party’s signature page hereto, or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile or other electronic transmission (including email) shall be deemed to have been given when sent if a confirming notice is also sent by overnight courier; notices served in person, upon acceptance or refusal of delivery; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by overnight courier service shall be deemed to have been given on the first (1st) Business Day following the day such notice is delivered to such carrier. Any notice properly given hereunder but the delivery thereof is refused by the recipient, shall be deemed to have been properly given and received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.
15.4.    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Section 11.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 11.13 (or any related definition) for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Company and the Required Lenders.
15.5.    Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket fees, costs and expenses of the Administrative Agent and PrivateBank (including Attorney Costs and, if required hereunder, any Taxes, (without, however, duplication of the Company’s obligations under Section 7.6 hereof)) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any of the Collateral and Real Estate Collateral and the costs of any E-System (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket fees, costs and expenses (including Attorney Costs and, if required hereunder, any Taxes, (without, however, duplication of the Company’s obligations under Section 7.6 hereof)) incurred by the Administrative Agent from and after an Event of Default and during the continuance thereof in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof or any exercise of any rights or remedies hereunder or under the other Loan Documents. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of the Company’s auditors or examiners in connection with any exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, and termination of this Agreement. Notwithstanding anything to the contrary herein, legal fees pursuant to this Agreement and the other Loan Documents shall be limited to the reasonable fees, costs, expenses, charges and disbursements of one counsel for the Administrative Agent and for all Lenders, collectively, and, if reasonably necessary or advisable as determined by the Administrative Agent, the reasonable fees, costs, expenses, charges and disbursements of one local counsel per jurisdiction, provided, however, in the event of any actual or perceived conflict of interest among or between any or all of the Lenders and/or the Administrative Agent, as reasonably determined by the Administrative Agent, then the Loan Parties shall be liable for the fees, costs, expenses, charges and disbursements related to one additional counsel in each relevant jurisdiction for each Lender affected by such conflict.
15.6.    Assignments; Participations.
15.6.8.    Assignments.
(a)    Any Lender may at any time assign to one or more Persons that are Eligible Assignees (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of the Administrative Agent, and, so long as no Event of Default exists, the Company (which consents shall not be unreasonably withheld or delayed). Except as the Administrative Agent and, so long as no Event of Default exists the Company (and the consent of the Company shall not be unreasonably withheld or delayed), may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 payable by the Assignor, unless pursuant to the Assignment Agreement the Assignee has agreed to make such payment. No assignment may be made to any Person if at the time of such assignment the Company would be obligated to pay any greater amount under Section 7.6 or 7.6(h) to the Assignee than the Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. No such assignment shall be made to (A) a Company or any Company’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause. No such assignment shall be made to a natural Person. The Company shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless the Company has expressly objected to such assignment within three (3) Business Days after notice thereof.
(b)    From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Company shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Revolving Commitment (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitment retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the Administrative Agent of such Note, the assigning Lender shall return to the Company any prior Note held by it.
(c)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
15.6.9.    Participations. Any Lender may at any time sell to one or more Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or a Loan Party or any Affiliate or Subsidiary of a Loan Party) participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.4. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 or Section 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee), and that the amounts due to the Participant pursuant to Section 7.6 are subject to the limitations and obligations set forth in Section 7.6 applicable to Taxes as if it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat other Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
15.7.    Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders, the respective interests of the Lenders in the principal of and interest on each of the Loans, and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. This provision is intended to qualify the Loans as obligations in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and shall be interpreted consistently with such intent.
15.8.    GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES EXCEPT THAT (I) THE LAW THAT GOVERNS THE PERFECTION, EFFECT OF PERFECTION OR NON-PERFECTION, AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS SUBJECT TO THE UCC SHALL BE THE

LAW DETERMINED TO BE APPLICABLE UNDER THE PROVISIONS OF THE UCC AS ADOPTED AND IN EFFECT IN THE STATE OF ILLINOIS, AND (II) THE PROVISIONS OF THE LOAN DOCUMENTS PERTAINING TO THE CREATION OR PERFECTION OF SECURITY INTERESTS AND LIENS OR THE ENFORCEMENT OF RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS IN THE COLLATERAL AND REAL ESTATE COLLATERAL NOT SUBJECT TO THE UCC AND LOCATED IN A STATE OTHER THAN THE STATE OF ILLINOIS SHALL BE GOVERNED BY THE LAWS OF SUCH STATE. THE GOVERNING LAW PROVISIONS OF THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL NOT BE AFFECTED BY THE LOCATION OF THE LOAN PARTIES.
15.9.    Confidentiality. As required by federal law and the Administrative Agent’s policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by or on behalf of any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender and such Lender uses reasonable efforts to advise such rating agency of such confidentiality requirement (although any such Lender shall have no liability for failure to give notice of such confidentiality obligation unless such failure by such Lender was willful); (g) to any Affiliate of the Administrative Agent or any other Lender who may provide Bank Products to the Loan Parties; (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender; or (i) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential. Notwithstanding the foregoing, the Company consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between the Company and Lender conflicts with or contradicts this Section with respect to the treatment of confidential information, this Section shall supersede all such prior or contemporaneous agreements and understandings between the parties.
15.10.    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable Law.

15.11.    Nature of Remedies. All Obligations of the Company and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
15.12.    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.2) and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders including any proposal letters executed by Holdings, the Company or any other Loan Party. Acceptance of or acquiescence in a course of performance or course of dealing rendered or taken under or with respect to this Agreement or the other Loan Documents will not be relevant to determine the meaning of this Agreement or the other Loan Documents even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
15.13.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.
15.14.    Successors and Assigns. This Agreement shall be binding upon the Company, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Company may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.
15.15.    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
15.16.    Customer Identification - USA Patriot Act Notice. The Administrative Agent and each Lender (each for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such the Administrative Agent and each Lender, as applicable, to identify the Loan Parties in accordance with the Patriot Act.
15.17.    INDEMNIFICATION BY THE COMPANY. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, THE COMPANY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS,

EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS, INCLUDING ALL TAXES (UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT AS NOT BEING THE RESPONSIBILITY OF THE COMPANY, INCLUDING EXCLUDED TAXES) (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING ANY SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF ANY PROPOSAL LETTER (INCLUDING ANY PROPOSAL LETTER ISSUED BY ADMINISTRATIVE AGENT OR PRIVATEBANK), TERM SHEET (INCLUDING ANY TERM SHEET ISSUED BY ADMINISTRATIVE AGENT OR PRIVATEBANK), THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE COMPANY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.
THE COMPANY HEREBY IRREVOCABLY ASSUMES AND AGREES TO PAY ALL INDEMNIFICATION OBLIGATIONS (WHETHER ARISING FROM EVENTS OCCURRING PRIOR TO, ON OR AFTER THE DATE HEREOF) OF UNDER THE AGENT FEE LETTER, ANY TERM SHEET OR PROPOSAL LETTER ISSUED BY ADMINISTRATIVE AGENT OR PRIVATEBANK PRIOR TO THE DATE HEREOF.
15.18.    Nonliability of Lenders. The relationship between the Company on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender (except to the extent expressly set forth in Section 15.17). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. The Company agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH ANY E-SYSTEM OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND THE COMPANY ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). The Company acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders. E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY ADMINISTRATIVE AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Company and each Lender agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any electronic transmission or otherwise required for any E-System.
15.19.    FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF COOK COUNTY, THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF COOK COUNTY, THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. THE FORUM SELECTION PROVISIONS OF THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL NOT BE AFFECTED BY THE LOCATION OF THE LOAN PARTIES.
15.20.    WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
15.21.    STATUTORY NOTICE - ORAL COMMITMENTS. The following notice is given pursuant to Section 815 ILCS 160/1 et seq of the Illinois Revised Statutes. Nothing contained in the following notice shall be deemed to limit or modify the terms of this Agreement and the other Loan Documents:
ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED AND THAT IS IN ANY WAY RELATE TO THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS. TO PROTECT COMPANY AND EACH OTHER LOAN PARTY (BORROWER) AND ADMINISTRATIVE AGENT AND THE LENDERS (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY AND ADMINISTRATIVE AGENT AND THE LENDERS REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
Company acknowledges that there are no other agreements between Administrative Agent, Lenders, Company and the Loan Parties, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.
15.22.    NOTICE - INSURANCE. UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH ANY OF YOUR ASSETS OR OPERATIONS. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

15.23.    Keepwell. Each Loan Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to each such Specified Loan Party honoring its Hedging Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Hedging Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 15.23 voidable under any applicable law, rule or regulation relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 15.23 shall remain in full force and effect until the Obligations have been indefeasibly Paid in Full. Each Qualified ECP Guarantor intends this Section 15.23 to constitute, and this Section 15.23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
[signature page follows]

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.
PIONEER FINANCIAL SERVICES, INC.,
a Missouri corporation,
as Borrowing Agent and as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

PIONEER FUNDING, INC.,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

PSLF, INC.,
a Missouri corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

PIONEER SERVICES SALES FINANCE, INC.,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________
PIONEER MILITARY INSURANCE COMPANY,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

THE PRIVATEBANK AND TRUST COMPANY,
as a Lender
By:
Name:
Title:

THE PRIVATEBANK AND TRUST COMPANY,
as Administrative Agent,
By:
Name:
Title:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

ARVEST BANK, as a Lender
By:
Name:
Title:

Notices:
Arvest Bank

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

BANK MIDWEST, A DIVISION OF NBH BANK, N.A., as a Lender
By:
Name:
Title:

Notices:
Bank Midwest, a division of NBH Bank, N.A.

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

BANK OF BLUE VALLEY, as a Lender
By:
Name:
Title:

Notices:
Bank of Blue Valley

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

BANCFIRST, as a Lender
By:
Name:
Title:

Notices:
BancFirst

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

CITIZENS BANK & TRUST COMPANY, as a Lender
By:
Name:
Title:

Notices:
Citizens Bank & Trust Company

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

ENTERPRISE BANK & TRUST, as a Lender
By:
Name:
Title:

Notices:
Enterprise Bank & Trust

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

FIRST CITIZENS BANK, INC., as a Lender
By:
Name:
Title:

Notices:
First Citizens Bank, Inc.

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

STIFEL BANK & TRUST, as a Lender
By:
Name:
Title:

Notices:
Stifel Bank & Trust

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

UMB BANK, N.A., as a Lender
By:
Name:
Title:

Notices:
UMB Bank, N.A.

Attention:
Telephone:
Facsimile:

SIGNATURE PAGE TO PIONEER FINANCIAL SERVICES, INC. PIONEER FUNDING, INC., PSLF, INC.,
PIONEER SERVICES SALES FINANCE, INC., AND PIONEER MILITARY INSURANCE COMPANY CREDIT AGREEMENT

ANNEX A
LENDERS AND PRO RATA SHARES

LENDER	REVOLVING COMMITMENT AMOUNT	PRO RATA SHARE
The PrivateBank and Trust Company	$27,000,000.00/**	15.882352940%
Arvest Bank	$22,500,000.00	13.235294120%
UMB Bank N.A.	$22,500,000.00	13.235294120%
BancFirst	$18,000,000.00	10.588235290%
First Citizens Bank, Inc.	$18,000,000.00	10.588235290%
Bank Midwest, a division of NBH Bank, N.A.	$18,000,000.00	10.588235290%
Enterprise Bank and Trust	$12,000,000.00	7.058823529%
Bank of Blue Valley	$12,000,000.00	7.058823529%
Citizens Bank and Trust Company	$10,000,000.00	5.882352941%
Stifel Bank and Trust	$10,000,000.00	5.882352941%
Total	$170,000,000.00	100.000000000%

**Includes Swing Line Loan Commitment Amount of $10,000,000

ANNEX A - 1

ANNEX B
ADDRESSES FOR NOTICES
Each Company

Pioneer Financial Services, Inc.
4700 Belleview Avenue, Suite 300
Kansas City, Missouri 64112
Attention: Chief Financial Officer
Telephone: 816-448-2319
Facsimile: 816-448-9037

With a copy to:

MidCountry Financial Corp.
201 Second Street, Suite 950
Macon, Georgia 31201
Attention: General Counsel
Telephone: 478.746.8222
Facsimile: 478.746.8005

The PrivateBank and Trust Company, as Administrative Agent and a Lender

Notices of Borrowing, Conversion, and Continuation

The PrivateBank and Trust Company
70 W. Madison Street – 8th Floor
Chicago, Illinois 60602
Attention: Brad Nelson
Telephone: 312-564-1351
Facsimile: 312-564-1794

With a copy to:

The PrivateBank and Trust Company
70 W. Madison
Chicago, Illinois 60602
Attention: Israel Balaguer
Telephone: 312-564-1777
Facsimile: 312-564-1794

All Other Notices

The PrivateBank and Trust Company
1200 Main St., Suite 3910
Kansas City, Missouri 64105

ANNEX B - 1

Attention: Zachary Strube
Telephone: 816-286-1517
Facsimile: 816-286-1510

With a copy to:

Lewis Rice LLC
600 Washington Ave., Suite 600
St. Louis, Missouri 63101
Attention: Steven C. Drapekin
Telephone: 314-444-7692
Facsimile: 314-612-7692

ANNEX B - 2

EXHIBIT A
FORM OF NOTE
[modified as appropriate]
_______,_______
$__________________    Chicago, Illinois
The undersigned, for value received, promises to pay to the order of The PrivateBank and Trust Company (the “Lender”) at the principal office of The PrivateBank and Trust Company (the “Administrative Agent”) in Chicago, Illinois, on or before the Termination Date (as such term is defined in the Credit Agreement referred to below), the lesser of (i) the principal sum of $_____________________, or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that Credit Agreement, and made available by the Lender to the undersigned (as shown in the records of the Administrative Agent). This Revolving Note evidences the Revolving Loans made by Lender to the undersigned.
The undersigned further promises to pay interest on the unpaid principal amount of the Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.
This Revolving Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Revolving Note may or must be paid prior to its due date or its due date accelerated.
This Revolving Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.
PIONEER FINANCIAL SERVICES, INC.,
a Missouri corporation,
as Borrowing Agent and as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

PIONEER FUNDING, INC.,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

A - 1

PSLF, INC.,
a Missouri corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

PIONEER SERVICES SALES FINANCE, INC.,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________
PIONEER MILITARY INSURANCE COMPANY,
a Nevada corporation, as a Company
By:    ________________________________
Name:    ________________________________
Title:    ________________________________

ANNEX B - 2

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
To:    The PrivateBank and Trust Company, as Administrative Agent
Please refer to the Credit Agreement dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally (individually and collectively, as the “Company”), various financial institutions and The PrivateBank and Trust Company, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement. If the terms of this Compliance Certificate are inconsistent with the terms and provisions of the Credit Agreement, then the terms and provisions of the Credit Agreement shall control and govern.
I.    Reports. Enclosed herewith is a copy of the [annual audited/quarterly] report of the Company as of _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Company as of the Computation Date and has been prepared in accordance with GAAP consistently applied.
II.    Underlying Calculations. Enclosed herewith is a copy of the spreadsheets and other calculations used to calculate the financial tests below.
III.    Management Statement. Enclosed herewith is a written statement of the Company’s management, setting forth a discussion of the Company’s financial condition, changes in financial condition and results of operations.
IV.    Financial Tests. The Company hereby certifies and warrants to Administrative Agent and each Lender that the following is a true and correct computation as of the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement and each of the enclosed spreadsheets and other calculations are true and correct as of the Computation Date:
A.    Section 11.13.1: Maximum Leverage

1.	Total Unsubordinated Liabilities:

a.	Aggregate outstanding balance of liabilities $________

b.	Aggregate outstanding balance of Subordinated Debt $________

c.	Aggregate outstanding balance of Investment Note Debt $________

d.	Total Unsubordinated Liabilities (A.1.a - A.1.b - A.1.c) $________

2.	Loss Reserve Shortfall:

a.	Allowance for loan losses $________

b.	Actual gross charge-offs of Gross Finance Receivable Amounts $________

c.	Cash recoveries on any such charge-offs $________

d.	Loss Reserve Shortfall (lesser of (i) A.2.a - A.2.b + A.2.c or (ii) $0) [$0][($________)]

3.	Tangible Net Worth:

a.	Book value of the Company’s “shareholder’s equity” $________

b.	Aggregate outstanding balance of all Subordinated Debt $________

c.	Aggregate outstanding principal balance of all Investment Note Debt $________

d.	Book value of the Company’s Intangible Assets $________

e.	Loss Reserve Shortfall (A.2.d) ($________)

f.	Tangible Net Worth (A.3.a + A.3.b + A.3.c - A.3.d + A.3.e) $________

4.	Ratio of Total Unsubordinated Liabilities to Tangible Net Worth (A.1.d to A.3.f) _____ to 1.00

5.	Maximum ratio allowed 3.00 to 1.00

B.    Section 11.13.2: Minimum Loss Reserve

1.	Allowance for loan losses $_________

2.	Net charge-offs of Gross Finance Receivable Amount $_________

3.	Minimum Loss Reserve (12 x (B.1/B.2) _________

4.	Minimum required 12

C.    Section 11.13.3: Cash Collections

1.	Average Cash Collections Percentage for Prior 12 Months ______%

2.	Minimum required 4.55%

D.    Section 11.13.4: Minimum Fixed Charge Coverage Ratio

1.	Consolidated Net Income $________

2.	Plus without duplication:

a.	Interest Expense $________

b.	federal, state and local income taxes accrued or paid $________

c.	depreciation and amortization $________

d.
all fees and expenses paid in cash on or before
January 31, 2016, incurred in connection with the
consummation of the transactions contemplated by
the Loan Documents to the extent such fees and
expenses do not exceed $1,000,000 in the aggregate     $________

3.	EBITDA (D.1 + D.2.a + D.2.b + D.2.c + D.2.d) $_________

4.	Net result of:

a.	EBITDA (D.3) $_________

b.	Provision for loan losses $_________

c.	Federal, state and local income taxes paid in cash $_________

d.	Permitted cash distributions and dividends paid $_________

e.	Capital Expenditures $_________

f.	Total (D.4.a + D.4.b - D.4.c - D.4.d - D.4.e) $_________

5.	Fixed Charges:

a.	Cash Interest Expense $_________

b.	All payments of principal of Total Funded Debt (excluding the Revolving Loan and principal payments paid on the Prior Term Loan) $________

c.	Net Cash Proceeds received from the issuance of Investment Notes $________

d.	Greater of $0 and difference between D.5.b - D.5.c $________

e.	Fixed Charges (D.5.a+D.5.d) $__________

6.	Fixed Charge Coverage Ratio (D.4.f / D.5.e) ______ to 1.00

7.	Minimum ratio required 1.35 to 1.00.

8.
The Company further certifies to Administrative Agent and the Lenders that no Event of Default or Unmatured Event of Default has occurred and is continuing[, except __________________]. The Company has caused this Certificate to be executed and delivered by its duly authorized officer on ______, ____.
Pioneer Financial Services, Inc., as Borrowing Agent
By:
Name:
Title:

EXHIBIT C
FORM OF
ASSIGNMENT AGREEMENT
Date:_________________
To:    Pioneer Financial Services, Inc., a Missouri corporation
Pioneer Funding, Inc., a Nevada corporation
PSLF, Inc., a Missouri corporation
Pioneer Services Sales Finance, Inc., a Nevada corporation
Pioneer Military Insurance Company, a Nevada corporation

and
The PrivateBank and Trust Company, as Administrative Agent
Re:    Assignment under the Credit Agreement referred to below
Gentlemen and Ladies:
Please refer to Section 15.6.1 of the Credit Agreement dated as of December 23, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation (individually and collectively, the “Company”), various financial institutions and The PrivateBank and Trust Company, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.
______________________ (the “Assignor”) hereby sells and assigns, without recourse, to _____________ (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to _____% of all of the Loans and of the Commitments, such sale, purchase, assignment and assumption to be effective as of _____________, ___, or such later date on which the Company and the Administrative Agent shall have consented hereto (the “Effective Date”). After giving effect to such sale, purchase, assignment and assumption, the Assignee’s and the Assignor’s respective Percentages for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.
The Assignor hereby instructs the Administrative Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.
The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.
The Assignee represents and warrants to the Company and the Administrative Agent that, as of the date hereof, the Company will not be obligated to pay any greater amount under Section 7.6 or 7.6(h) of the Credit Agreement than the Company is obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Company and the Administrative Agent the forms required by Section 7.6 of the Credit Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The [Assignee/Assignor] [Company] shall pay the fee payable to the Administrative Agent pursuant to Section 15.6.1.
The Assignee hereby confirms that it has received a copy of the Credit Agreement, and the other Loan Documents. Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:
(a)    the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto, and agrees to be bound by the other Loan Documents; and
(b)    the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.
The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:
(A)    Institution Name
Address:
Attention:
Telephone:
Facsimile:
(B)    Payment Instructions:
This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.
Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = _____%    [ASSIGNEE]
By:    ______________________________
Title:    ______________________________
Adjusted Percentage = _____%    [ASSIGNOR]
By:    _____________________________
Title:    _____________________________
ACKNOWLEDGED AND CONSENTED TO
this ____ day of ________, ____
The PrivateBank and Trust Company,
as Administrative Agent
By:    ______________________________
Title:    ______________________________
[IF NO EVENT OF DEFAULT EXISTS]
ACKNOWLEDGED AND CONSENTED TO
this _____ day of ___________________, ______.
Pioneer Financial Services, Inc., as Borrowing Agent
By:    ______________________________
Title:    ______________________________

EXHIBIT D
FORM OF NOTICE OF BORROWING
To:    The PrivateBank and Trust Company, as Administrative Agent
Please refer to the Credit Agreement dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation (individually and collectively, the “Company”), various financial institutions and The PrivateBank and Trust, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:
(i)    The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.
(ii)    The aggregate amount of the proposed borrowing is $______________.
(iii)    The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.
(iv)    The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be 1, 2, or 3 months). [CONFIRM INTEREST PERIODS]
The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (without duplication of materiality qualifiers) as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.
The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the advance requested hereby, before and immediately after giving effect thereto. The Company has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.
Pioneer Financial Services, Inc., as Borrowing Agent

By: __________________________________
Title: ________________________________

D - 1

EXHIBIT E
FORM OF NOTICE OF CONVERSION/CONTINUATION
To:    The PrivateBank and Trust Company, as Administrative Agent
Please refer to the Credit Agreement dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation (individually and collectively, the “Company”), , various financial institutions and The PrivateBank and Trust Company, as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.
The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:
(a)    on [____date____] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];
[(b)    on [____date____] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].
The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and immediately after giving effect thereto.
The Company has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________, ______.
Pioneer Financial Services, Inc., as Borrowing Agent

By: __________________________________
Title: _________________________________

E - 1

EXHIBIT F
DOCUMENTS AND REQUIREMENTS LIST

F - 1

EXHIBIT G
FORM OF BORROWING BASE CERTIFICATE
To:    The PrivateBank and Trust Company, as Administrative Agent
Please refer to the Credit Agreement dated as of December 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation (individually and collectively, the “Company”), various financial institutions and The PrivateBank and Trust Company, as Administrative Agent. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
Attached hereto are true correct and complete copies of all supporting information including accounts receivable reports, equipment reports, accounts payable reports, and disaster recovery expense reports.
The Company hereby certifies and warrants to the Administrative Agent and the Lenders that at the close of business on ______________, ____ (the “Calculation Date”), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.
The Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.
PIONEER FINANCIAL SERVICES, INC.,
a Missouri corporation, as Borrowing Agent

By:
Name:
Title:

SCHEDULE TO BORROWING BASE CERTIFICATE
Dated as of [_________________]
1.    Gross Finance Receivable Amount    $_________
2.    Less Ineligibles
-    Subject to conditions    $_________
-    Subject to claims or defenses    $_________
-    Net of Offset, etc.    $_________
-    Credit balances, unearned amounts, etc.    $_________
-    Subject to other Lien    $_________
-    Administrative Agent’s Lien Not Perfected     $_________
-    Affiliate Receivables    $_________
-    Maker not in U.S.    $_________
-    Finance Receivables that are delinquent    $_________
-    Finance Receivables Maker in bankruptcy    $_________
-    Ineligible due to other ineligible accounts    $_________
-    Subject to unapplied payments    $_________
-    Other    $_________
-    Total    $_________
3.    Eligible Finance Receivables [Item 1 minus Item 2]    $_________
4.    LLR Advance Rate    _________%
a. Loss to Liquidation Ratio:
i. Gross charge-offs    $__________
ii. Net rebates    $__________
iii. Deferred items    $__________
iv. Subtotal of (i), (ii) and (iii)    $__________
v. Payments on Gross Finance
Receivable Amounts    $__________
vi. Loss to Liquidation Ratio         ___________%
[4(a)(iv) / 4(a)(iv) + 4(a)(v)]

b. LLR Advance Rate
[lesser of (1) 85% and (2) 100% - (2.00 x Loss to Liquidation Ratio)]         ____________%

5.    Eligible Finance Receivables x LLR Advance Rate [Item 3 x Item 4(b)]    $_________
6.    Reserves    $_________
7.    Borrowing Base [Item 5 - Item 6]    $_________
8.    Revolving Commitment    $170,000,000.00
9.    Revolving Loan Availability [Lesser of Item 7 and Item 8]    $_________
10.    Revolving Outstandings    $_________

11.    Outstanding Swing Line Loans    $_________
12.    Excess Availability [Item 9 minus Items 10 & 11]    $_________
13.    Required Prepayment [the absolute value of Item 12 if negative, otherwise $0]    $_________

Attachments:

Roll-Forward Schedule

EXHIBIT H-1
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of [__________], 2015, by and among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally, as borrower (collectively, “Borrower”), The PrivateBank and Trust Company, as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 7.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

H-1 - 1

EXHIBIT H-2
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of [__________], 2015, by and among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally, as borrower (collectively, “Borrower”), The PrivateBank and Trust Company, as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 7.6(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

H-2 - 1

EXHIBIT H-3
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of [__________], 2015, by and among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally, as borrower (collectively, “Borrower”), The PrivateBank and Trust Company, as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 7.6(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

H-3 - 1

EXHIBIT H-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement, dated as of [__________], 2015, by and among Pioneer Financial Services, Inc., a Missouri corporation, Pioneer Funding, Inc., a Nevada corporation, PSLF, Inc., a Missouri corporation, Pioneer Services Sales Finance, Inc., a Nevada corporation, and Pioneer Military Insurance Company, a Nevada corporation, jointly and severally, as borrower (collectively, “Borrower”), The PrivateBank and Trust Company, as Administrative Agent, and each lender from time to time party thereto (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).
Pursuant to the provisions of Section 7.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the interest in the Loan (as well as any Note evidencing such interest in the Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest in the Loan (as well as any Note evidencing such interest in the Loan), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Administrative Agent and Borrower with IRS FormW-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:    __________________________________
Name:    ____________________________
Title:    ____________________________
Date:    _________________, 20[__]

H-4 - 1

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